EXHIBIT 10(k)(ii)


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                           ALBANY INTERNATIONAL CORP.
                      AND CERTAIN SUBSIDIARIES PARTY HERETO
                                       AS
                                   GUARANTORS

                                  $150,000,000

                     5.34% SENIOR NOTES DUE OCTOBER 25, 2017

                                   ----------

                                 NOTE AGREEMENT
                                       AND
                                    GUARANTY

                                   ----------

                          Dated as of October 25, 2005

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

                                TABLE OF CONTENTS
                             (Not Part of Agreement)

                                                                            Page

1.   AUTHORIZATION OF ISSUE OF NOTES                                          1

2.   PURCHASE AND SALE OF NOTES                                               1

3.   CONDITIONS OF CLOSING                                                    2

     3A.  Execution and Delivery of Documents                                 2
     3B.  Opinion of Purchaser's Special Counsel                              3
     3C.  Purchase Permitted By Applicable Laws                               3
     3D.  Payment of Fees                                                     4

4.   PREPAYMENTS                                                              4
     4A.  Required Prepayments                                                4
     4B.  Optional Prepayment With Yield-Maintenance Amount                   4
     4C.  Notice of Optional Prepayment                                       4
     4D.  Prepayment in Connection with a Pro Rata Prepayment Event           5
     4E.  Partial Payments Pro Rata                                           6
     4F.  Retirement of Notes                                                 6

5.   AFFIRMATIVE COVENANTS                                                    6
     5A.  Financial Statements                                                6
     5B.  Information Required by Rule 144A                                   8
     5C.  Notices of Material Events                                          8
     5D.  Inspection of Property; Books and Records                           9
     5E.  [Intentionally Omitted]                                             9
     5F   Covenant to Secure Note Equally                                     9
     5G.  Maintenance of Properties; Compliance with Laws                    10
     5H.  Insurance                                                          10
     5I.  ERISA                                                              10
     5J.  Payment of Notes and Maintenance of Office                         10
     5K.  Environmental Laws                                                 10
     5L.  Use of Proceeds                                                    11
     5M.  Further Assurances                                                 11
     5N.  Existence; Conduct of Business                                     11
     5O.  Payment of Obligations                                             11

6.   NEGATIVE COVENANTS                                                      12
     6A.  Subsidiary Indebtedness                                            11
     6B.  Negative Pledge                                                    12
     6C.  Consolidations, Mergers and Sales of Assets                        12

     6D.  Transactions with Affiliates                                       15
     6E.  Restricted Payments                                                15
     6F.  Limitations on Sale-Leasebacks                                     15
     6G.  Investments, Loans, Advances, Guarantees and Acquisitions          16
     6H.  Leverage Ratio                                                     17
     6I.  Interest Coverage Ratio                                            17
     6J.  Lines of Business                                                  17
     6K.  Terrorism Sanctions Regulations                                    17

7.   EVENTS OF DEFAULT                                                       17
     7A.  Acceleration                                                       17
     7B.  Rescission of Acceleration                                         20
     7C.  Notice of Acceleration or Rescission                               21
     7D.  Other Remedies                                                     21

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES                               21
     8A.  Organization; Authorization; Enforceability                        21
     8B.  Financial Statements                                               21
     8C.  Actions Pending                                                    22
     8D.  Outstanding Indebtedness                                           22
     8E.  Title to Properties                                                22
     8F.  Taxes                                                              22
     8G.  Conflicting Agreements and Other Matters                           22
     8H.  Offering of Notes                                                  23
     8I.  Use of Proceeds                                                    23
     8J.  ERISA                                                              24
     8K.  Governmental Consent                                               24
     8L.  Compliance with Laws                                               24
     8M.  Environmental Compliance                                           24
     8N.  Utility Company Status                                             24
     8O.  Investment Company Status                                          25
     8P.  Rule 144A                                                          25
     8Q.  Disclosure                                                         25
     8R.  Foreign Assets Control Regulations, Etc.                           25
     8S.  Subsidiaries                                                       26
     8T.  Solvency                                                           26

9.   REPRESENTATIONS OF THE PURCHASER 26
     9A.  Nature of Purchase                                                 26
     9B.  Source of Funds                                                    26

10.  AI GUARANTY AGREEMENT                                                   28
     10A. Guarantied Obligations                                             28

     10B. Payments and Performance                                           28
     10C. Releases                                                           28
     10D. Waivers                                                            29
     10E. Marshaling                                                         30
     10F. Immediate Liability                                                31
     10G. Primary Obligations                                                31
     10H. No Reduction or Defense                                            31
     10I. Subordination                                                      33
     10J. No Election                                                        33
     10K. Severability                                                       34
     10L. Appropriations                                                     34
     10M. Other Enforcement Rights                                           34
     10N. Invalid Payments                                                   34
     10O. No Waivers or Election of Remedies; Expenses; etc.                 34
     10P. Restoration of Rights and Remedies                                 35
     10Q. No Setoff or Counterclaim                                          35
     10R. Further Assurances                                                 35
     10S. Survival                                                           35
     10T. Acknowledgment of Common Interests; etc.                           35
     10U. Conversion of Currencies                                           35

11. DEFINITIONS; ACCOUNTING MATTERS                                          35

     11A. Yield-Maintenance Terms                                            36
     11B. Other Terms                                                        37

     11C. Accounting and Legal Principles, Terms and Determinations          47

12. MISCELLANEOUS                                                            47
     12A. Note Payments                                                      47
     12B. Expenses                                                           48
     12C. Consent to Amendments                                              48
     12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes     49
     12E. Persons Deemed Owners; Participations                              49
     12F. Survival of Representations and Warranties; Entire Agreement       49
     12G. Successors and Assigns                                             50
     12H. Notices                                                            50
     12I. Payments Due on Non-Business Days                                  50
     12J. Governing Law                                                      50
     12K. Consent to Jurisdiction; Waiver of Immunities                      50
     12L. Severability                                                       51
     12M. Descriptive Headings                                               51
     12N. Counterparts                                                       51
     12O. Independence of Covenants                                          51
     12P. Waiver Of Jury Trial                                               51
     12Q. Independent Investigation                                          52

EXHIBITS

A     Form Of Note
B     Form Of Guarantor Joinder
C     Form Of Opinion
D     Form Of Indemnification, Subrogation and Contribution Agreement

SCHEDULES

1A    Guarantors
6A    Debt
6B    Liens
6D    Certain Affiliate Matters
6G    Subsidiary Information and Ownership
8C    Litigation
8G    Contractual Restrictions

                           ALBANY INTERNATIONAL CORP.
                                  1373 Broadway
                                Albany, NY 12204

                                                          As of October 25, 2005

TO EACH OF THE PURCHASERS NAMED ON
THE ATTACHED PURCHASER SCHEDULE

Ladies and Gentlemen:

      The undersigned, ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company") hereby agrees with each Purchaser as follows:

      1. AUTHORIZATION OF ISSUE OF NOTES.

      (a) The Company has authorized the issue of its senior promissory notes in the aggregate principal amount of $150,000,000, to be dated the date of issue thereof, to mature October 25, 2017, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 5.34% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

      (b) To induce the Purchasers to enter into this Agreement, and to induce them to purchase the Notes from the Company in accordance with the terms hereof, the obligations of the Company hereunder and under the Notes are fully and unconditionally guaranteed by the Guarantors, as provided in the AI Guaranty Agreement. As of the Date of Closing, the Company owns the percentage of outstanding shares of each Guarantor as set forth on Schedule 6G, and, as a result, each Guarantor will receive a direct financial and economic benefit from the indebtedness to be incurred by the Company.

      2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company, Notes in the aggregate principal amount set forth opposite such Purchaser's name on the Purchaser Schedule hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of Prudential Capital Group at 1114

Avenue of the Americas, 30th Floor, New York, NY 10036, one or more Notes registered in its name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account established at such bank as shall be identified in a written instruction of the Company, delivered to each Purchaser not later than 1 Business Days prior to the Date of Closing, which shall be October 25, 2005 or any other date on or before October 31, 2005 upon which the parties hereto may mutually agree (herein called the "Closing" or the "Date of Closing").

      3. CONDITIONS OF CLOSING. The obligation of each Purchaser to purchase and pay for the Notes to be purchased by it hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

      3A. Execution and Delivery of Documents. Such Purchaser shall have received the following, each to be dated the Date of Closing unless otherwise indicated:

      (i) the Note(s) to be purchased by such Purchaser.

      (ii) a favorable opinion of (a) Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Company and Guarantors, satisfactory to each Purchaser and substantially in the form of Exhibit C-1 attached hereto and as to such other matters as a Purchaser may reasonably request and (b) Charles Silva, General Counsel of the Company, satisfactory to each Purchaser and substantially in the form of Exhibit C-2 attached hereto and as to such other matters as a Purchaser may reasonably request. The Company and Guarantors hereby direct each such counsel to deliver such opinion, agree that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser will and hereby is authorized to rely on such opinion.

      (iii) the Certificate of Incorporation of the Company and each Guarantor, each certified as of a recent date by the Secretary of State (or equivalent official) of the jurisdiction of each such Person's organization or incorporation.

      (iv) the Bylaws of the Company and each Guarantor certified by their respective Secretaries.

      (v) an incumbency certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company and each Guarantor certifying as to the names, titles and true signatures of the officers of the Company or each Guarantor authorized to sign this Agreement and the Notes, or the AI Guaranty Agreement and the Indemnity, Subrogation and Contribution Agreement (as the case may be), and the other documents to be delivered hereunder.

      (vi) a certificate of the Secretary of the Company and each Guarantor (A) attaching resolutions of the Board of Directors of such Person evidencing approval of the transactions contemplated by this Agreement and the issuance of the Notes, or the AI Guaranty Agreement and the Indemnity, Subrogation and Contribution Agreement (as the case may be), and the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded, and
      (B) certifying that no dissolution or liquidation proceedings as to the Company or such Guarantor have been commenced or are contemplated.

      (vii) an Officer's Certificate on behalf of the Company and each Guarantor certifying that (A) the representations and warranties contained in Paragraph 8 shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated and (B) there shall exist on the Date of Closing no Event of Default or Default.

      (viii) corporate and tax good standing certificates as to the Company and each Guarantor, from their respective jurisdiction of organization or incorporation.

      (ix) Certified copies of Requests for Information or Copies (Form UCC 11) or equivalent reports listing all effective financing statements which name the Company or any Guarantor (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State (or equivalent official) of their respective jurisdiction of organization or incorporation, together with copies of such financing statements.

      (x) such additional documents or certificates with respect to such legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

      3B. Opinion of Purchaser's Special Counsel. Such Purchaser shall have received from special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated, as it may reasonably request.

      3C. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation.

      3D. Payment of Fees. The Company shall have paid to the Purchasers their pro rata shares of a structuring fee in the aggregate amount of $30,000.

      4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in Paragraph 4A and the optional prepayments permitted by Paragraph 4B.

      4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without Yield-Maintenance Amount, the sum of $50,000,000 on October 25 in each of the years 2013 and 2015, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates; provided that upon any partial prepayment of the Notes pursuant to Paragraph 4B or purchase of the Notes pursuant to Paragraph 4E, the principal amount of each required prepayment of the Notes becoming due under this Paragraph 4A on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase. The remaining principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

      4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $1,000,000 and integral multiples of $100,000 in excess thereof) at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this Paragraph 4B shall be applied in satisfaction of required payments of principal on a pro rata basis.

      4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to Paragraph 4B not less than 5 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to Paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable by the Company on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to Paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

      4D. Prepayment in Connection with a Pro Rata Prepayment Event. (a) The Company will, at least 10 Business Days prior to any Pro Rata Prepayment Event, give written notice of such Pro Rata Prepayment Event to each holder of Notes. Such notice shall contain and constitute an offer to make a Pro Rata Prepayment, as described in clause (b) below.

      (b) The offer contemplated by clause (a) above shall be an irrevocable offer to make a Pro Rata Prepayment on a date specified in such offer (the "Proposed Prepayment Date") not less than thirty (30) days and not more than sixty (60) days after the date of the applicable Pro

Rata Prepayment Event. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

      (c) A holder of Notes may accept the offer to prepay made pursuant to this Paragraph 4D by causing a notice of such acceptance with respect thereto to be delivered to the Company not later than the 5th Business Day following the date of such holder's receipt of the applicable offer. A failure by a holder of the Notes to timely respond to an offer to prepay made pursuant to this paragraph shall be deemed to constitute an irrevocable rejection of such offer by such holder.

      (d) Prepayment of the Notes to be prepaid pursuant to this Paragraph 4D shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment (and without any Yield-Maintenance Amount). The prepayment shall be made on the Proposed Prepayment Date.

      (e) Each offer to prepay the Notes pursuant to this paragraph shall be accompanied by an Officer's Certificate and dated the date of such offer, specifying:

            (i) in reasonable detail, the nature and date or proposed date of the Pro Rata Prepayment Event to which it relates;

            (ii) the Proposed Prepayment Date;

            (ii) that such offer is made pursuant to this paragraph;

            (iii) the principal amount of each Note offered to be prepaid;

            (iv) the last date upon which the offer can be accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in clause (c) of this paragraph; and

            (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date.

      (f) Notwithstanding the foregoing, if the Company gives advance notice of a Pro Rata Prepayment Event which does not actually occur for any reason and such non-occurrence is not in violation of the applicable terms of the Revolving Credit Agreement (including, without limitation, the abandonment by the Company or a Subsidiary of the applicable sale, transfer or other disposition of property, or abandonment of the incurrence of Indebtedness, which was anticipated to trigger such Pro Rata Prepayment Event), then, the Company shall deliver to each Significant Holder a notice to such effect not later than 10 Business Days prior to applicable Proposed Prepayment Date, including a certification from a Financial Officer that such Pro Rata Prepayment Event will not occur and that such non-occurrence is not in violation of the terms of the Revolving Credit Agreement and has not been postponed or re-scheduled, and upon timely receipt of such notice and certification, no Pro Rata Prepayment shall be required in respect of such cancelled Pro Rata Prepayment Event pursuant to this Paragraph 4D.

      (g) Any partial prepayment of the Notes pursuant to this Paragraph 4D will be applied in satisfaction of required payments of principal on a pro rata basis.

      4E. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to Paragraph 4A, 4B or 4D, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

      4F. Retirement of Notes. The Company shall not, and shall not permit the Subsidiaries or their Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to Paragraph 4A, 4B or 4D or upon acceleration of such final maturity pursuant to Paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company, its Subsidiaries or its Affiliates shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

      5. AFFIRMATIVE COVENANTS. So long as any Note or amount owing under this Agreement shall remain unpaid, the Company covenants and agrees that:

      5A. Financial Statements. The Company will deliver to each Significant Holder in duplicate:

            (i) no later than the earlier of (i) 10 days after the date that the Company is required to file a report on Form 10-Q with the Securities and Exchange Commission in compliance with the reporting requirements of
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Company is so subject to such reporting requirements), and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

            (ii) no later than the earlier of (i) 10 days after the date that the Company is required to file a report on Form 10-K with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Company is so subject to such reporting requirements), and (ii) 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

            (iii) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Securities and Exchange Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

            (iv) concurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Company (a) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with Paragraphs 6A, 6E, 6H and 6I hereof and (c) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Paragraph 8B and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (v) concurrently with any delivery of financial statements under clause (ii) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (vi) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

            (vii) promptly upon receipt thereof, a copy of the report submitted to the Company by independent accountants in connection with the regular annual audit made by them of the annual financial statements of the Company; and

            (viii) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Transaction Document, as any Significant Holder may reasonably request.

      5B. Information Required by Rule 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

      5C. Notices of Material Events. If, to the knowledge of any Financial Officer or other executive officer of Company, any of the following events has occurred:

      (a) any Default or Event of Default;

      (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

      (c) any ERISA Event (as defined in the Revolving Credit Agreement) that, alone or together with any other ERISA Events (as defined in the Revolving Credit Agreement) that have occurred, could reasonably be expected to result in liability of the Company or its Subsidiaries in an aggregate amount exceeding $10,000,000; or

      (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

then the Company will furnish to each holder of the Notes prompt written notice of such occurrence. Each notice delivered under this paragraph shall be accompanied by a statement of a Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      5D. Inspection of Property; Books and Records. (a) The Company will maintain or cause to be maintained the books of record and account of the Company and each Guarantor and other Consolidated Subsidiary, in good order in accordance with sound business practice so as to permit its financial statements to be prepared in accordance with generally accepted accounting principles.

      (b) The Company will permit any Person designated by any holder of Notes in writing, at such holder's expense (or, if an Event of Default does exist, at the Company's expense), to visit and inspect any of the properties of and to examine the corporate books and financial records of the Company and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company with its principal officers and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request; provided that nothing in this paragraph shall require the Company or any Guarantor to disclose any confidential or proprietary information constituting trade secrets.

      (c)  With  the  consent  of  the  Company   (which  consent  will  not  be
unreasonably withheld) or, if an Event of Default has occurred and is continuing, without the requirement of any such consent, the Company will permit any Person designated by any holder of Notes in writing, at such holder's expense (or, if an Event of Default does exist, at the Company's expense), to visit and inspect any of the properties of and to examine the corporate books and financial records of any Guarantor or other Consolidated Subsidiary and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of such Guarantor or other Consolidated Subsidiary with its and the Company's principal officers and the Company's independent public accountants, all at such reasonable times and as often as such holder may reasonably request; provided that nothing in this paragraph shall require the Company or any Guarantor to disclose any confidential or proprietary information constituting trade secrets.

      5E. [INTENTIONALLY OMITTED]

      5F Covenant to Secure Note Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of their property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Paragraph 12C), the Company will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of Paragraph 6B. Notwithstanding the foregoing, at no time shall the Company, any Guarantor or any other Subsidiary create or assume any Lien upon any of their property or assets, whether now owned or hereafter acquired, securing any obligations in respect of the Revolving Credit Agreement (other than those permitted by the provisions of clause (k) of Paragraph 6B).

      5G. Maintenance of Properties; Compliance with Laws. The Company will, and will cause each Subsidiary to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; except for such cases of non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and (ii) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it, its operations or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      5H. Insurance. The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance
(a) against such casualties, contingencies and risks (and with such risk retentions), (b) of such types, and (c) in such amounts as shall be customary for companies of established reputation engaged in the same or similar businesses, and will furnish, and cause each Subsidiary to furnish, to the Required Holders (upon request), information in reasonable detail as to the insurance carried by it.

      5I. ERISA. (i) Compliance. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Plan, make timely payments of contributions required to meet not less than the minimum funding standard set forth in ERISA or the Code with respect thereto and, with respect to each Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by Section 515 of ERISA and comply with all other provisions of ERISA, except for such failures to make contributions and failures to comply as would not have Material Adverse Effect.

            (ii) Non-US Pension Plans. The Company will, and will cause each Subsidiary to, make all required payments in respect of funding any non-US pension Plan applicable to such Person and otherwise fully comply with all applicable laws, statutes, rules and regulations governing or affecting such non-US pension Plan if the failure to make such payments or so comply could reasonably be expected to have a Material Adverse Effect.

      5J. Payment of Notes and Maintenance of Office. The Company will punctually pay, or cause to be paid, the principal and interest (and premium, if any) to become due in respect of Notes according to the terms thereof and will maintain an office at the address of the Company set forth in Paragraph 12H hereof where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company will notify the holders of the Notes of any change of location of such office.

      5K. Environmental Laws. (i) The Company will, and will cause each Subsidiary to, (a) comply with Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operation as conducted and as planned; and (b) take all reasonable efforts to ensure that all tenants, subtenants, contractors, subcontractors and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could be expected to adversely affect the Company or any of its Subsidiaries. For purposes of this Paragraph 5K, non-compliance shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Company shall promptly undertake or cause to be undertaken reasonable efforts to achieve compliance, and provided further, that, in any case, such noncompliance, and any other noncompliance with any Environmental Law, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (ii) The Company will, and will cause each Subsidiary to, promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives as to which an appeal has been timely and promptly taken in good faith, provided that no Default will arise under this clause to the extent the failure to comply with any or all such appealed orders or directives could not reasonably be expected to result in a Material Adverse Effect.

      5L. Use of Proceeds. The Company will use the proceeds of the sale of the Notes only to refinance Indebtedness under the Revolving Credit Agreement and for general corporate purposes.

      5M. Further Assurances. The Company will, and will cause each Subsidiary to, execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Holders may reasonably request, in order that the Guaranty Requirement shall be satisfied at all times.

      5N. Existence; Conduct of Business. The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and tradenames material to the conduct of the business of the Company and Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Paragraph 6C.

      5O. Payment of Obligations. The Company will, and will cause each Subsidiary to, pay its Indebtedness and other obligations (including liabilities in respect of any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority), before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) failure to pay could not reasonably be expected to result in a Material Adverse Effect.

      6. NEGATIVE COVENANTS. So long as any Note or amount owing under this Agreement shall remain unpaid, the Company covenants and agrees that:

      6A. Subsidiary Indebtedness. The sum of (a) the total Indebtedness of all Consolidated Subsidiaries (excluding (i) Indebtedness under this Agreement, (ii) Indebtedness existing on January 8, 2004 and set forth on Schedule 6A, (iii)
Indebtedness owed to the Company or to a Subsidiary, (iv) reimbursement obligations in respect of undrawn letters of credit incurred in the ordinary course of business and (v) Indebtedness of any Guarantor) plus (b) the consideration (other than any note of a Subsidiary that serves as a conduit in a sale or financing transaction with respect to Receivables) directly or indirectly received by any Consolidated Subsidiary from any Person (other than the Company or a Consolidated Subsidiary) for Receivables sold, which Receivables remain uncollected at such time, will at no time exceed $100,000,000.

      6B. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

      (a) any Lien created under the Transaction Documents;

      (b) Liens existing on the date hereof, securing Indebtedness outstanding on the Date of Closing, and set forth on Schedule 6B;

      (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

      (d) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such corporation becoming a Consolidated Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date such corporation becomes a Consolidated Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

      (e) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into a Consolidated Subsidiary and not created in contemplation of such event; provided that such Lien shall not extend to other assets of such Consolidated Subsidiary and shall secure only those obligations which it secures on the date of such merger or consolidation and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

      (f) any Lien existing on any asset prior to the acquisition thereof by the Company or any Consolidated Subsidiary and not created in contemplation of such acquisition;

      (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this paragraph; provided that such Indebtedness is not increased and is not secured by any additional assets;

      (h) Liens for taxes that are not yet subject to penalties for non-payment or are being contested in good faith, or minor survey exceptions or minor encumbrances, easements or other rights of others with respect to, or zoning or other governmental restrictions as to the use of, real property that do not, in the aggregate, materially impair the use of such property in the operation of the businesses of the Company and the Subsidiaries;

      (i) (i) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which such Person is, in good faith, prosecuting an appeal or proceedings for review and (ii) Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in any legal proceeding to which the Company or any Subsidiary is a party; provided that the Liens permitted by the foregoing clause (ii) shall not secure obligations in an aggregate principal amount outstanding in excess of 5.0% of Consolidated Tangible Net Worth;

      (j) (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, (ii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, and (iii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (k)  Liens  (if any)  arising  pursuant  to  Section  5 of the  Subsidiary
      Guarantee Agreement or Section 3 of the Indemnity, Subrogation and Contribution Agreement (each used in this clause as defined in the Revolving Credit Agreement) as in effect on the Closing Date, and Liens that constitute rights of set-off in connection with the Revolving Credit Agreement; provided that the Company and Guarantors shall not, at any time, maintain aggregate cash balances in excess of $100,000,000 in all accounts with the lenders under the Revolving Credit Agreement (or Affiliate thereof) that are subject to such set-off or similar rights; and

      (l) Liens not otherwise permitted by the foregoing clauses of this paragraph securing Indebtedness (other than Indebtedness in respect of the Revolving Credit Agreement) in an aggregate principal amount outstanding not to exceed 5.0% of Consolidated Tangible Net Worth.

      6C. Consolidations, Mergers and Sales of Assets. The Company will not, and will not permit any Subsidiary to, consolidate or merge with, or sell, lease or otherwise dispose of any of its assets to, or, in the case of a Subsidiary, issue or sell any Equity Interests in such Subsidiary to, any Person (other than the Company or a Subsidiary), except that, so long as no Default would result under any other provision of this Agreement:

      (a) any Person may merge with and into the Company or any Subsidiary Guarantor; provided that the Company or such Subsidiary Guarantor, as the case may be, is the surviving Person;

      (b) any Person other than the Company or a Subsidiary Guarantor may merge with and into any Subsidiary that is not a Subsidiary Guarantor; provided that such Subsidiary is the surviving Person;

      (c) subject to Paragraph 6G, the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Company or any other Subsidiary;

      (d) the Company or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

      (e) any Foreign Subsidiary may sell Receivables in one or more transactions in the ordinary course of business and consistent with past practice, the proceeds of which transactions are used for working capital;

      (f) the Company and the Subsidiaries may carry out sale and leaseback transactions permitted under Paragraph 6F;

      (g) the Company or any Subsidiary may sell or otherwise dispose of Equity Interests in any Subsidiary, and any Subsidiary may issue and sell its Equity Interests, to one or more Persons other than the Company and the Subsidiaries in an aggregate amount for all such transactions that will not result in Subsidiaries in which Persons other than the Company and the Subsidiaries hold minority interests representing more than 7.5% of Consolidated Tangible Net Worth; and

      (h) the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets for fair value (other than as permitted by clauses (a) through (g) above); provided that (i) no such transaction, when taken together with all previous such transactions, shall result in all or substantially all of the assets of the Company and the Subsidiaries having been sold or otherwise disposed of, (ii) no such transaction shall result in a reduction in the percentage of the Equity Interests of any Subsidiary owned directly or indirectly by the Company unless all the Equity Interests in such Subsidiary owned directly or indirectly by the Company are disposed of and (iii) when applicable, the Net Proceeds (as defined in the Revolving Credit Agreement) from any such transaction shall be used in in such a manner as to comply with the provisions of (y) Section 2.10(c) of the Revolving Credit Agreement (or any successor or equivalent provision) and (z) Paragraphs 4D and 5E of this Agreement.

      6D. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment in or engage in any transaction with any Affiliate (other than the Company or a Subsidiary none of the Equity Interests in which are owned directly or indirectly by an Affiliate of the Company that is not a Subsidiary), except that:

      (a) the Company may declare and pay a Restricted Payment permitted by Paragraph 6E;

      (b) the Company or any Subsidiary may make payments or provide compensation, and reimburse related expenses, for services rendered by (i) any Affiliate who is an officer, director or employee of the Company or any Subsidiary and (ii) J. Spencer Standish;

      (c) the Company or any Subsidiary may make any investment permitted by Paragraph 6G;

      (d) the Company or any Subsidiary may make sales to or purchases from any Affiliate and, in connection therewith, extend credit, may make payments or provide compensation for services rendered by any Affiliate, and may engage in any other transaction with any Affiliate, in each case in the ordinary course of business and consistent with past practice and on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions that would apply (i) in an arm's length transaction with a Person not an Affiliate or (ii) in the case of a transaction relating to pension, deferred compensation, insurance or other benefit plans with an Affiliate employee, in a similar transaction with a non-Affiliate employee; and

      (e) the Company or any Subsidiary may engage in transactions with the entities listed on Schedule 6D to the extent consistent with past practice.

      6E. Restricted Payments. The Company will not declare or make any Restricted Payment unless, immediately after giving effect to such Restricted Payment, (a) the Leverage Ratio does not exceed 2.25 to 1.00 and (b) no Default shall have occurred and be continuing.

      6F. Limitations on Sale-Leasebacks. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby the Company or a Subsidiary shall sell or transfer property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Company or any Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (a) such transaction is effected within 180 days of the property being placed in service by the Company or such Subsidiary and results in a lease obligation incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, (b) when applicable, the Net Proceeds (as defined in the Revolving Credit Agreement) from any such transaction shall be used in such a manner as to comply with the provisions of (i) Section 2.10(c) of the Revolving Credit Agreement (or any successor or equivalent provision) and (ii) Paragraphs 4D and 5E of this Agreement, or (c) after giving effect to any such sale or transfer, the aggregate fair market value of all property of the Company and its Subsidiaries so sold or transferred after the date hereof, and not permitted under clauses (a) or (b) above, does not exceed $75,000,000.

      6G. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any Subsidiary to, purchase, hold or acquire
(including pursuant to any merger with any Person that was not a Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities (other than any Hedging Agreement entered into in the ordinary course of business) of, make or permit to exist any loans or advances (excluding accounts receivable arising out of the sale of goods and services reflected on the Company's consolidated balance sheet as current assets) to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

      (a) Permitted Investments;

      (b) (i) investments existing on the date hereof in the capital stock of Subsidiaries or in Indebtedness of Subsidiaries and (ii) other investments existing on the date hereof and set forth on Schedule 6G;

      (c) acquisitions of assets of or Equity Interests in other Persons with an aggregate fair market value for all such acquisitions not to exceed $250,000,000 for consideration consisting solely of common stock of the Company;

      (d) acquisitions of assets of or Equity Interests in other Persons if, at the time of and after giving pro forma effect to each such acquisition and any related incurrence of Indebtedness, the Leverage Ratio is less than
      2.50 to 1.00;

      (e) (i) any investment, loan or advance by the Company or a Guarantor in or to the Company or another Guarantor, (ii) any investment, loan or advance by a Subsidiary that is not a Guarantor in or to the Company or a Guarantor, (iii) any investment, loan or advance by any Subsidiary that is not a Guarantor in or to any other Subsidiary that is not a Guarantor and
      (iv) any investment, loan or advance by the Company or any Guarantor in or to any Subsidiary that is not a Guarantor; provided that each investment, loan or advance referred to in the preceding clause (iv) must be in an outstanding principal amount which, together with the aggregate outstanding principal amount of all other investments, loans and advances permitted by such clause (iv), shall not exceed $75,000,000 at any time;

      (f) Guarantees by a Subsidiary constituting Indebtedness permitted by Paragraph 6A (provided that a Subsidiary shall not Guarantee any obligation of the Company unless such Subsidiary also becomes a Guarantor in respect of the Guarantied Obligations) and Guarantees by the Company of Indebtedness of a Subsidiary permitted by Paragraph 6A;

      (g)   investments   received  in   connection   with  the   bankruptcy  or
      reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

      (h) loans or other  advances to employees  consistent  with past practice;
      and

      (i) other investments not permitted under clauses (a) through (h) above in an aggregate amount not exceeding $75,000,000 at any time.

      6H. Leverage Ratio. The Company will not permit the Leverage Ratio on any date to exceed 3.00 to 1.00.

      6I. Interest Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters, commencing with the period ending September 30, 2004, to be less than 3.00 to 1.00.

      6J. Lines of Business. The Company will not, and will not permit any Subsidiary to, engage at any time in any business or business activity other than a business conducted by the Company and its Subsidiaries on the date hereof and business activities reasonably related thereto.

      6K. Terrorism Sanctions Regulations. The Company will not, and will not permit any Guarantor or other Material Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of
Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended, or (b) engage in any dealings or transactions with any such Person in violation of applicable law, rule or regulation.

      7. EVENTS OF DEFAULT.

      7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (i) default in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

            (ii) default in the payment of any interest on any Note for more than five (5) days after the same becomes due and payable; or

            (iii) The Company or any Subsidiary (a) shall fail to make any payment (whether of principal, premium, fee or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, or (b) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that, this clause (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

            (iv) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Transaction Document (or any amendment or modification thereof or waiver thereunder) or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

            (v) the Company fails to perform or observe any agreement contained in Paragraphs 5C, 5L, 5N (with respect to the Company's existence) or 6, or in the last sentence of Paragraph 5F; or

            (vi) [INTENTIONALLY OMITTED]

            (vii) the Company or any Guarantor fails to perform or observe any other agreement, term or condition contained herein or in any Transaction Document and such failure shall continue unremedied for a period of 30 days after notice thereof from the Required Holders to the Company (which notice will be given at the request of any holder of Notes); or

            (viii) the Company or any Guarantor or Material Subsidiary shall become unable (or admit in writing its inability) to pay its debts as such debts become due, or is generally not paying its debts as such debts become due; or

            (ix) the Company or any Guarantor or Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, receivership, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (x) of this paragraph, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Guarantor or Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

            (x) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, any Guarantor or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Bankruptcy Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any Guarantor or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

            (xi) any order, judgment or decree is entered in any proceedings against the Company or any Guarantor or Material Subsidiary decreeing the dissolution, split-up or divestiture of assets of the Company or any Guarantor or Material Subsidiary, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xii) one or more judgments in an aggregate amount in excess of $10,000,000 is rendered against the Company or any of the Guarantors or Subsidiaries, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of the Guarantors or Subsidiaries to enforce any such judgment; or

            (xiii) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (C) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000 in respect of any single fiscal year or $25,000,000 in the aggregate, (D) the Company, a Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) the Company, a Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) the Company, a Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company, a Guarantor or any Subsidiary thereunder; and any such event or events described in the foregoing clauses either individually or together with any other such event or events, could reasonably be expected to result in liability of the Company, a Guarantor and any of the Subsidiaries in an aggregate amount exceeding (y) $10,000,000 in any fiscal year or (z) $25,000,000 in the aggregate; or

            (xiv) the AI Guaranty Agreement shall cease to be, or shall be asserted by the Company or any Guarantor not to be, a legal, valid and binding obligation of each Guarantor; or

            (xv) a Change in Control shall occur;

then (a) if such event is an Event of Default specified in clause (ix) or (x) of this Paragraph 7A with respect to the Guarantors or the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) with respect to any other event constituting an Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to Paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to Paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

      7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to Paragraph 7A or any such declaration shall be rescinded and annulled pursuant to Paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

      7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company and Guarantors represent, covenant and warrant as follows:

      8A. Organization; Authorization; Enforceability. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required. The Transactions to be entered into by the Company and the Guarantors and are within their respective corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and the Guarantors and constitutes, and each other Transaction Document to which the Company or any Guarantor is to be a party, when executed and delivered by such Person, will constitute, a legal, valid and binding obligation of the Company or such Guarantor, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      8B. Financial Statements. The Company has heretofore furnished to the Purchasers its consolidated balance sheet and statements of income, retained earnings and cash flows (i) as of and for the fiscal year ended December 31, 2004, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended March 31, 2005 and June 30, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Except as described in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2004.

      8C. Actions Pending. Except as disclosed on Schedule 8C, there are no actions, suits or proceedings by or before any arbitrator or Governmental
Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Transaction Documents or the transactions contemplated thereby.

      8D. Outstanding Indebtedness. Neither the Company, nor any Subsidiary, has outstanding any Material Indebtedness except as set forth in Schedule 6A. There exists no default under the provisions of any instrument evidencing such Material Indebtedness or of any agreement relating thereto.

      8E. Title to Properties. (a) The Company and each Subsidiary, has good title to, or valid leasehold interests in, all its real and personal properties and assets material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize its properties and assets for their intended purposes. All such owned properties and assets, and all such leasehold interests, are free and clear of Liens, other than Liens expressly permitted under Paragraph 6B.

      (b) The Company and each Subsidiary, owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and Subsidiaries, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      8F. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      8G. Conflicting Agreements and Other Matters. Neither the Company, nor any Subsidiary, is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or any other Transaction Document, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes and other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company, any Guarantor or any other Subsidiary, pursuant to, the charter or by-laws of the Company, any Guarantor or any other Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which any the Company, any Guarantor or any other Subsidiary is subject. Neither the Company, nor any Subsidiary, is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any Guarantor or any other Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or any Guarantor of the type to be evidenced by the Notes, except as set forth in the agreements listed in Schedule 8G attached hereto.

      8H. Offering of Notes. None of the Company, or any Guarantor, or any agent acting on any of their behalf has, directly or indirectly, offered the Notes or any similar security of the Company or any Guarantor for sale to, or solicited any offers to buy the Notes or any similar security of the Company or any Guarantor from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser(s), and none of the Company or any Guarantor or any agent acting on any of their behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      8I. Use of Proceeds. The proceeds from the sale of the Notes will be used by the Company to refinance outstanding indebtedness under the Revolving Credit Agreement and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock, except in compliance with the provisions of applicable law, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224). Margin stock does not and will not at any time constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and Subsidiaries taken as a whole. None of the Company, any Subsidiary, or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company and Guarantors in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation in Paragraph 9B.

      8K. Governmental Consent. Neither the nature of the Company or Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Company or Subsidiaries, and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

      8L. Compliance with Laws. The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      8M. Environmental Compliance. Neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability, except, in each case, for failures and liabilities that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      8N. Utility Company Status.  None of the Company or the  Subsidiaries is a
(i) "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended or (ii) public utility within the meaning of the Federal Power Act, as amended.

      8O. Investment Company Status. None of the Company or the Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

      8P. Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under
Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

      8Q. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or Guarantors in connection herewith (as modified or supplemented by other information so furnished to the Purchasers) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the foregoing shall be limited to a representation and warranty that such information was prepared in good faith, subject to the express qualifications set forth in such projections, based upon assumptions believed by it to be reasonable at the time.

      8R. Foreign Assets Control Regulations, Etc.

      (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      (b) None of the Company or Guarantors, or any other Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company, Guarantors and other Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

      (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

      8S. Subsidiaries. Schedule 6G sets forth the name and jurisdiction of organization of, and the ownership of the Company and Guarantors in each Subsidiary, identifying each such Subsidiary that is a Guarantor, in each case as of the Date of Closing.

      8T. Solvency. After giving effect to the issuance of the Notes, (a) the fair value of the assets of the Company and each Guarantor will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and each Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and each Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Date of Closing.

      9. REPRESENTATIONS OF THE PURCHASER. Each Purchaser represents as follows:

      9A. Nature of Purchase. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property shall at all times be and remain within its control. Such Purchaser acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold in the absence of an applicable exemption from the registration requirements of the Securities Act.

      9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

            (i) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (ii) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

            (iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (iv) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

            (v) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

            (vi) the Source is a governmental plan; or

            (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

            (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Paragraph 9B, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

      10. AI GUARANTY AGREEMENT

      10A. Guarantied Obligations. The Guarantors party to this Agreement, in consideration of the execution and delivery of this Agreement and the purchase of the Notes by the Purchasers, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantee, on a continuing basis, to each holder of Notes as and for such Guarantor's own debt, until final and indefeasible payment in cash has been made, the due and punctual payment by the Company of the principal of, and interest, and the Yield-Maintenance Amount (if any) on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the holders of the Notes under this Agreement and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Guarantors that the obligations guaranteed by the guaranty set forth in this Paragraph 10A are referred to in this Paragraph 10 as the "Guarantied Obligations" and the guaranty thereof set forth in this Paragraph 10A is referred to in this Agreement, together with any AI Guarantor Joinder Agreement, as the "AI Guaranty Agreement".

      10B. Payments and Performance. In the event that the Company fails to make, on or before the due date thereof, any payment to be made of any principal amount of, or interest or Yield-Maintenance Amount on, or in respect of, the Notes or of any other amounts due to any holder of Notes under the Notes or this Agreement, after giving effect to any applicable grace periods or cure provisions or waivers or amendments, each Guarantor shall cause forthwith to be paid the moneys in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement and the Notes. In furtherance of the foregoing, if any or all the Notes have been accelerated as provided in Paragraph 7A (and such acceleration has not been rescinded by action of the Required Holders), the Guarantied Obligations in respect of such Notes shall forthwith become due and payable without notice, regardless of whether the acceleration of such Notes shall be stayed, enjoined, delayed or deemed ineffective. Nothing shall discharge or satisfy the obligations of the Guarantors under the AI Guaranty Agreement except the full, final and indefeasible payment in cash of the Guarantied Obligations.

      10C. Releases. Each of the Guarantors consent and agree that, without any notice whatsoever to or by the Guarantors, except with respect to any action (but not any failure to act) referred to in clauses (i), (ii) and (iv) below (it being understood that the Guarantors shall be deemed to have notice of any matter as to which the Company has knowledge), and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Guarantors hereunder, each holder of Notes, by action or inaction, may:

            (i) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, be action or inaction, release all or any one or more parties to, any one or more of the Notes, this Agreement, or any other guaranty or agreement or instrument related thereto or hereto;

            (ii) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

            (iii) grant waivers, extensions, consents and other indulgences of any kind whatsoever to the Company or any Guarantor or any other Person liable in any manner in respect of all or any part of the Guarantied Obligations;

            (iv) amend, modify or supplement in any manner whatsoever and at any time (or from time to time) any one or more of the Notes, this Agreement, or any other guaranty or any agreement or instrument related thereto or hereto;

            (v) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not; and

            (vi) sell, exchange, release, accept, surrender or enforce rights in, or fail to obtain or perfect or to maintain, or caused to be obtained, perfected or maintained, the perfection of any security interest or other Lien on, by action or inaction, any property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by the Company, a Guarantor or any other Person.

The Guarantors hereby ratify and confirm any such action specified in this Paragraph 10C and agree that the same shall be binding upon each Guarantor. The Guarantors hereby waive any and all defenses, counterclaims or offsets which the Guarantors might or could have by reason thereof.

      10D. Waivers. To the fullest extent permitted by law, each of the Guarantors hereby waives:

            (i) notice of acceptance of this Agreement;

            (ii) notice of any purchase or acceptance of the Notes under this Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, subject to any such Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guarantied Obligations at any reasonable time;

            (iii) notice of the amount of the Guarantied Obligations, subject to any Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guarantied Obligations at any reasonable time;

            (iv) notice of adverse change in the financial condition of the Company or any Guarantor or any other fact that might increase the Company's or such Guarantor's risk hereunder;

            (v) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

            (vi) all other notices and demands to which the Company or any Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Company or such Guarantor under this Agreement);

            (vii) the right by statute or otherwise to require any or each holder of Notes to institute suit against the Company or any Guarantor or to exhaust the rights and remedies of any or each holder of Notes against the Company or any Guarantor, such Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to each holder of Notes by such Guarantor;

            (ix) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully, finally and indefeasibly paid) of the Company or any Guarantor or by reason of the cessation from any cause whatsoever of the liability of the Company or any Guarantor in respect thereof;

            (x) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of Property of the Company or any Guarantor made under any judgment, order or decree based on this Agreement, and the Company or such Guarantor covenants that it will not ant any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law; and

            (xi) at all times prior to full, final and indefeasible payment of the Guarantied Obligations, any claim of any nature arising out of any right of indemnity, contribution, reimbursement, indemnification or any similar right or any claim of subrogation (whether such right or claim arises under contract, common law or statutory or civil law (including, without limitation, Section 509 of the United States Bankruptcy Code) arising in respect of any payment made under this Agreement or in connection with this Agreement, against the Company or any

Guarantor (including Liens on the property of the Company or any Guarantor), in each case whether or not the Company or such Guarantor at any time shall be the subject of any proceeding brought under any Bankruptcy Law, and the Company or such Guarantor further agrees that it will not file any claims against either Company or the estate of either Company in the course of any such proceeding or otherwise, and further agrees that each holder of Notes may specifically enforce the provisions of this clause (xi).

      10E. Marshaling. Each of the Guarantors hereby consent and agree:

            (i) that each holder of Notes, and each Person acting for the benefit of one or more of the holders of Notes, shall be under no obligation to marshal any assets in favor of the Guarantors or against or in payment of any or all of the Guarantied Obligations; and

            (ii) that, to the extent that any Guarantor makes a payment or payments to any holder of the Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party under any Bankruptcy Law, other common or civil law, or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if such payment or payments had not been made and the Guarantor shall be primarily liable for such obligation.

      10F. Immediate Liability. The Guarantors agree that the liability of the Guarantors in respect of this Guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by any holder of Notes or any other Person of whatever remedies such holder of Notes or other Person may have against the Company or any Guarantor or the enforcement of any Lien or realization upon any security such holder of Notes or other Person may at any time possess.

      10G. Primary Obligations. The AI Guaranty Agreement is a primary and original obligation of the Guarantors and is an absolute, unconditional, continuing and irrevocable guaranty of payment and shall remain in full force and effect without respect to any action by any holder of Notes specified in Paragraph 10C hereof or any future changes in conditions, including, without limitation, change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes) of or by the Company or any Guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and this Agreement) by the Company or any other Person.

      10H. No Reduction or Defense. The obligations of the Guarantors under this Agreement, and the rights of any holder of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise (other than payment in full of all amounts owing hereunder or under the Notes), including, with limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than any defense based upon the irrevocable payment in full of the obligations of the Company and the Guarantors under this Agreement and the Notes), set-off, counterclaim, recoupment or termination whatsoever.

      Without limiting the generality of the foregoing, the obligations of the Guarantors shall not be discharged or impaired by:

            (i) any default (including, without limitation, any Default or Event of Default), failure or delay, willful or otherwise, in the performance of any obligations by the Company or any Guarantor, or any of their respective Subsidiaries or Affiliates;

            (ii) any proceeding of, or involving, the Company or any Guarantor, or any of their respective Subsidiaries or Affiliates under any Bankruptcy Law, or any merger, consolidation, reorganization, dissolution, liquidation, sale of assets or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company or any Guarantor, or any other Subsidiary or Affiliate;

            (iii) any incapacity or lack of power, authority or legal personality of, or dissolution or change in the directors, stockholders or status of, the Company or any Guarantor, or any other Subsidiary or Affiliate or any other Person;

            (iv) impossibility or illegality of performance on the part of the Company or any Guarantor under this Agreement or the Notes;

            (v) the invalidity, irregularity or unenforceability of the Notes, this Agreement or any documents referred to therein or herein;

            (vi) in respect of the Company or any  Guarantor,  or any Subsidiary or Affiliate, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any Guarantor, or any Subsidiary or Affiliate, or impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), terrorist activities, civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any Guarantor, or any Subsidiary or Affiliate and whether or not of the kind hereinbefore specified;

            (vii) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, corporation or entity, or any claims, demands, charges, Liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement or the Notes, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

            (viii) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any government authority or agency thereof, or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any Guarantor of any of their respective obligations under this Agreement or the Notes, as the case may be.

      10I. Subordination. In the event that, for any reason whatsoever, the Company now or hereafter becomes indebted or obligated to any of the other Guarantors in any manner, the Guarantors agree that (a) the amount of such obligation, interest thereon if any, and all other amounts due with respect thereto (collectively, "Intercompany Obligations"), shall, at all times during the existence of an Event of Default, be subordinate as to time of payment and in all other respects to all the Guarantied Obligations; provided however, that, to the extent such Intercompany Obligations are also governed by provisions under the "Subsidiary Guarantee Agreement" or "Indemnity, Subrogation and Contribution Agreement" (each, used in this paragraph as defined in the Revolving Credit Agreement) they shall be deemed to be excluded from this clause
(a) to the extent necessary to avoid characterization of this clause as a prohibited Lien under the terms of the Revolving Credit Agreement (but only to the extent not otherwise permitted thereunder), and (b) the Guarantors shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the holders of the Notes in respect of the Guarantied Obligations shall have been fully, finally and indefeasibly paid in full in cash, except that the Guarantors may enforce (and shall enforce, at the request of the Required Holders, and at the Guarantors' expense) any obligations in respect of any such obligation owing to the Guarantors from the Company so long as all proceeds in respect of any recovery of from such enforcement shall be held by the Guarantors for its senior lenders as their interests may appear, to be paid thereto as promptly as reasonably possible. If any other payment, other than pursuant to the immediately preceding sentence, shall have been made to the Guarantors by the Company in respect of any such obligation during any time that an Event of Default exists and there are Guarantied Obligations outstanding, the Guarantors shall hold all such payments for its senior lenders as aforesaid, to be paid thereto as promptly as reasonably possible.

      10J. No Election. Each holder of Notes shall, individually or collectively, have the right to seek recourse against any or all of the Guarantors to the fullest extent provided for herein for its obligations under this Agreement. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder's right to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by or on behalf of any holder of Notes against the Company or any other Person under any document or instrument evidencing obligations of the Company or any such other Person to or for the benefit of such holder of Notes shall serve to diminish the liability of the Guarantors under this Agreement except to the extent that such holder of Notes unconditionally shall have realized payment by such action or proceeding.

      10K. Severability. Each of the rights and remedies granted under this Paragraph 10 to each holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice, or the consent of or any other action by, any other holder of the Notes.

      10L. Appropriations. Until all amounts which may be or become payable by the the Company under or in connection with this Agreement or the Notes or by the Guarantors, any holder of Notes (on its own behalf or under any trustee or agent on its behalf) may refrain from applying or enforcing any moneys, security or rights held or received by such holder of Notes (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantors shall not be entitled to the benefit of the same; provided, however, that any payments received from the Company, or the Guarantors on behalf of the Company, will be applied to amounts owing by the Company hereunder or in respect of the Notes.

      10M. Other Enforcement Rights. Each holder of Notes may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy or insolvency, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted, or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

      10N. Invalid Payments. To the extent that any payment is made to any holder of Notes in respect of the Guarantied Obligations by any Person, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, administrative receiver, administrator or any other party or officer under any Bankruptcy Law, or any other common or civil law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and the Guarantors shall be primarily liable for such obligation.

      10O. No Waivers or Election of Remedies; Expenses; etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon any holder of Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under this Agreement, the Guarantors will pay to the holder of each Note on demand all amounts specified in this Agreement and such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder of Notes incurred in any enforcement or collection under this Agreement, including, without limitation, reasonable attorney's fees, expenses and disbursements.

      10P. Restoration of Rights and Remedies. If any holder of Notes shall have instituted any proceeding to enforce any right or remedy under this Agreement or any Note held by such holder and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder of Notes, the Company and each Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such holder of Notes shall continue as though no such proceeding had been instituted.

      10Q. No Setoff or Counterclaim. Except as otherwise required by law, each payment by the Guarantors shall be made without setoff or counterclaim.

      10R. Further Assurances. The Guarantors will cooperate with the holders of the Notes and execute such further instruments and documents as the Required Holders shall reasonably request to carry out, to the reasonable satisfaction of the Required Holders, the transactions contemplated by this Agreement, the Notes and the documents and instruments related hereto and thereto.

      10S. Survival. So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid in full in cash, the obligations of the Guarantors under the AI Guaranty Agreement shall survive the transfer and payment of any Note and the payment in full of all the Notes.

      10T. Acknowledgment of Common Interests; etc. Each of the Guarantors acknowledges and confirms that: they are members of an affiliated group of companies that includes the Company and other Guarantors; the proceeds of the issue and sale of Notes will be used in part to benefit the Guarantors in the operation of their respective businesses; and the Company and Guarantors are engaged in related businesses, and the Company and each Guarantor will derive substantial direct and indirect benefits from the issue and sale of Notes.

      10U. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing under the AI Guaranty Agreement in one currency into another currency, each Guarantor agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal financial procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

      (b) The obligations of each Guarantor in respect of any sum due under the AI Guaranty Agreement or any holder of the Guarantied Obligations or other obligations owing thereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal financial procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Guarantors contained in the Paragraph 10U shall survive termination of the AI Guaranty Agreement and the payment of all amounts owing hereunder and thereunder

      11. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in Paragraphs 11A and 11B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in Paragraph 11C.

      11A. Yield-Maintenance Terms.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

      "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Paragraph 4B or has become or is declared to be immediately due and payable pursuant to Paragraph 7A, as the context requires.

      "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on the Notes is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

      "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as "Page PX1" (or such other display as may replace Page PX1 on Bloomberg Financial Markets ("Bloomberg"), or, if Bloomberg shall cease to report such yields or shall cease to be Prudential Capital Group's customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group's customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

      "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

      "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

      "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Paragraph 4B or has become or is declared to be immediately due and payable pursuant to Paragraph 7A, as the context requires.

      "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

      11B. Other Terms.

      "Adjusted Net Proceeds" in respect of any Pro Rata Prepayment Event means the Net Proceeds (as defined in the Revolving Credit Agreement) of the associated Prepayment Event (as defined in the Revolving Credit Agreement), actually required to be applied to a prepayment of outstanding Borrowings (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement pursuant to Section 2.10(c) thereof.

      "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, a the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. The status of any individual as an officer or director of any Person shall not, in and of itself, be deemed to make such individual an Affiliate of such Person.

      "Agreement" shall mean this Note Agreement and Guaranty, as amended, supplemented and in effect from time to time.

      "AI  Guarantor  Joinder   Agreement"  shall  mean  shall  mean  a  Joinder
Agreement, in the form of Exhibit B hereto, to be executed by Guarantors added pursuant to Paragraph 5M hereof.

      "AI Guaranty Agreement" shall have the meaning specified in Paragraph 10A.

      "Bankruptcy Law" shall have the meaning specified in clause (viii) of Paragraph 7A.

      "Capitalized Lease Obligation" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Change in Control" shall mean (a) the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on January 8, 2004) other than Permitted Shareholders, of shares representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company at a time when Permitted Shareholders together (i) do not have the unrestricted power directly or indirectly to vote or direct the vote of shares representing a percentage of such aggregate ordinary voting power that is greater than the percentage so owned by any such Person or group or (ii) do not Control the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of any "change in control" or similar event, however denominated, resulting in an obligation on the part of the Company or any Subsidiary to repay, redeem or repurchase, or to offer to repay, redeem or repurchase, Material Indebtedness.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Competitor" shall mean any Person which is primarily or substantially engaged in the paper machine clothing or high performance door manufacturing sectors; provided, that a Person which is an Institutional Investor shall not be deemed to be engaged in such business solely by reason of the ownership of a passive investment (including but not limited to the ownership of nonvoting equity securities) in any Person engaged in such business or the exercise of rights or influence in connection with a workout of any troubled passive investment in any Person engaged in any such business.

      "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) Consolidated Interest Expense for such period, (b) income tax expense for such period, (c) depreciation and amortization for such period and (d) all non-cash charges (including any non-cash expenses relating to stock option exercises) during such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made), and minus, without duplication, all non-cash gains and income for such period, all determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP; provided that charges in connection with cost-cutting measures, which charges are (x) certified to the Required Holders by a Financial Officer of the Company and (y) approved by the Board of Directors of the Company, to the extent such charges would otherwise be deducted in determining Consolidated EBITDA under this definition, shall not reduce Consolidated EBITDA.

      "Consolidated Interest Expense" shall mean, for any period, the gross interest expense, whether expensed or capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Company and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments received by the Company or its Subsidiaries under interest rate protection agreements, the effect of which is required to be reflected in the Company's income statement under "Interest Expense".

      "Consolidated Net Income" means, for any period, net income or loss of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Subsidiary" shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared on such date.

      "Consolidated Tangible Net Worth" shall mean at any date the consolidated common shareholders' equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated common shareholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency transactions and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to September 30, 2003 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries, in each case to the extent that the carrying value of such investment on any Company's books exceeds its historical cost and
(iii) all unamortized debt discount and expense, unamortized deferred charges (but only to the extent that the aggregate amount thereof exceeds $15,000,000), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

      "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Default" shall mean any of the events specified in Paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

      "Domestic Subsidiary" means a Subsidiary that is incorporated or organized in the United States of America or any state or other political subdivision, territory or possession thereof.

      "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, permits, licenses, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Environmental Permits" means any and all permits, licenses, approvals, registrations, notifications, exemptions, and any other authorization required under any Environmental Law.

      "Equity Interests" means any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights to acquire any such equity ownership interests.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

      "Event of Default" shall mean any of the events specified in Paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Financial Officer" shall mean, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

      "Foreign   Subsidiary"   means  any  Subsidiary   other  than  a  Domestic
Subsidiary.

      "GAAP" shall have the meaning set forth in Paragraph 11C.

      "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary Co-Issuer") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary Co-Issuer so as to enable the primary Co-Issuer to pay such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantied  Obligations"  shall have the meaning  specified  in Paragraph
10A.

      "Guarantor" shall mean each of the Subsidiaries party hereto as a guarantor, and each other Subsidiary that becomes a Guarantor pursuant to Paragraph 5M.

      "Guaranty Requirement" shall mean, at any time, that (a) the AI Guaranty Agreement shall have been executed by (i) each Subsidiary that is or becomes a Borrowing Subsidiary (as defined in the Revolving Credit Agreement) or a Subsidiary Guarantor (as defined in the Revolving Credit Agreement), and (ii) each other Domestic Subsidiary (other than (A) any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary and (B) any Domestic Subsidiary that (x) does not conduct any business operations, (y) has assets with a total book value not in excess of $1,000 and (z) does not have any Indebtedness outstanding) existing at such time, shall have been delivered to the Required Holders and shall be in full force and effect and (b) the Indemnity, Subrogation and Contribution Agreement (or a supplement thereto) shall have been executed by the Company and each Domestic Subsidiary party to the AI Guaranty Agreement, shall have been delivered to the Required Holders and shall be in full force and effect.

      "Hazardous Materials" shall mean (i) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous material," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties,
(ii) any oil, petroleum or petroleum derived substance, (iii) any flammable substances or explosives, (iv) any radioactive materials, (v) asbestos in any form, (vi) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (vii) pesticides or (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Immaterial Subsidiary" means any Subsidiary (other than any Guarantor or any Subsidiary that directly or indirectly owns capital stock of the Company or any Guarantor) with respect to which both: (a) the sum of (i) the consolidated book value of the assets of such Subsidiary and (ii) the aggregate consolidated book value of the assets of each other Subsidiary that has a lower consolidated book value than the assets of the Subsidiary specified in subclause (i) of this clause (a) is less than 3.0% of the aggregate consolidated book value of the total assets of the Company and all the Subsidiaries, in each case determined as of the last day of the most recently ended fiscal year for which financial statements are available; and (b) the sum of (i) such Subsidiary's consolidated net income and (ii) the aggregate consolidated net income of each other Subsidiary that has a lower consolidated net income than that of the Subsidiary specified in subclause (i) of this clause (b) is less than 3.0% of Consolidated Net Income, in each case for the most recently ended fiscal year for which financial statements are available.

      "Including" shall mean, unless the context clearly requires otherwise, "including without limitation".

      "Indebtedness"   shall  mean,   with   respect  to  any  Person,   without
duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and obligations under Hedging Agreements, in each case incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnity,   Subrogation  and  Contribution   Agreement"  shall  mean  an
Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit D hereto.

      "Institutional Investor" shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

      "Leverage Ratio" shall mean, on any date, the ratio of (i) Total Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on or most recently prior to such date (and solely for purposes of this definition, if any Person shall have been acquired or divested by the Company or its Consolidated Subsidiaries or if the Company shall have merged with any Person during such period, Consolidated EBITDA shall be determined on a pro forma basis as if such acquisition, divestiture or merger had occurred at the beginning of such period).

      "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition, financial or otherwise, or prospects of the Company and the Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Transaction Documents or the rights and remedies of the holders of the Notes thereunder.

      "Material Indebtedness" means Indebtedness (other than the obligations under this Agreement, the Notes or the Guaranty Agreement), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company or Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements provided for in such Hedging Agreement) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "Material Subsidiary" shall mean each Subsidiary that is not an Immaterial Subsidiary.

      "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "Officer's Certificate" shall mean a certificate signed in the name of the Company or the applicable Guarantor, in each case by its respective Chief Executive Officer, President, Chief Financial Officer or Treasurer.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

      "Permitted Investments" shall mean:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Service, Inc.;

      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

      (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

      (e) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (d) above;

provided that, in the case of any investment by a Foreign Subsidiary, "Permitted Investments" shall also include: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (d) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

      "Permitted Shareholders" means (a) J. Spencer Standish, (b) any of J. Spencer Standish's descendants or legatees, (c) any executor, personal representative or spouse of J. Spencer Standish or any of his descendants, (d) any corporation, trust or other entity holding voting stock of the Company as to which one or more of the Persons identified in the foregoing clauses (a) through
(c) have Control, (e) any trust as to which Persons so identified in clauses (a) through (c) above hold at least 85.0% of the beneficial interest in the income and principal of the trust disregarding the interests of the contingent remaindermen and (f) any employee stock ownership plan for the benefit of employees of the Company.

      "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

      "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, a Guarantor or any ERISA Affiliate.

      "Preferred Stock" shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

      "Pro Rata Prepayment" shall mean a prepayment of the Notes in an aggregate amount equal to the product of the Adjusted Net Proceeds in respect of the applicable Pro Rata Prepayment Event, multiplied by a fraction, (x) the numerator of which is the aggregate outstanding principal balance of the Notes on the date of such Pro Rata Prepayment Event and (y) the denominator of which is such numerator plus the aggregate Commitments (as defined in the Revolving Credit Agreement) of the Lenders under the Revolving Credit Agreement on such date immediately prior to giving effect to such Pro Rata Prepayment Event.

      "Pro Rata Prepayment Event" shall mean the making of all or any portion of a prepayment pursuant to the terms of Section 2.10(c) of the Revolving Credit Agreement (or any successor or equivalent provision).

      "Proposed  Prepayment Date" shall have the meaning  specified in Paragraph
4D.

      "Purchaser" shall mean each Person named on the Purchaser Schedule attached hereto.

      "Receivables"  means  all  accounts,   contract  rights,   chattel  paper,
instruments, general intangibles and other assets arising out of or in connection with the sale or lease of goods or the rendering of services.

      "Required Holder(s)" shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding.

      "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests; provided that none of (a) any dividend or distribution consisting solely of common stock of the Company, (b) the payment of cash in lieu of fractional shares in connection with any such common stock dividend or distribution or (c) the acceptance of shares of common stock of the Company in payment of the exercise price of any option to acquire any such shares of common stock of the Company shall constitute a Restricted Payment.

      "Revolving Credit Agreement" shall mean that certain Five-Year Revolving Credit Facility Agreement dated as of January 8, 2004 among the Company, the Borrowing Subsidiaries, the lenders party thereto and JP Morgan Chase Bank, as administrative agent (and any replacement or successor revolving credit facility permitting aggregate borrowings or other credit extensions in an amount of $100 million or more, in each case, as the same may be amended or modified from time to time).

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Significant Holder" shall mean (i) each Purchaser, so long as it shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

      "subsidiary" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" shall mean any subsidiary of the Company.

      "Subsidiary Guarantor" shall mean any subsidiary of the Company that is also a Guarantor.

      "Taxes" shall mean any and all present or future taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

      "Total Debt" shall mean, at any time, the sum of (a) all Indebtedness that is or should be reflected as a liability on a consolidated balance sheet of the Company and the Subsidiaries in accordance with GAAP and (b) the consideration (other than any note of a Subsidiary that serves as a conduit in a sale or financing transaction with respect to Receivables) received by the Company or any Consolidated Subsidiary from any Person (other than the Company or a Consolidated Subsidiary) for Receivables sold, which Receivables remain uncollected at such time; less (x) the sum of all cash and cash equivalents (as determined in accordance with GAAP), (y) the cash surrender value of life insurance policies naming the Company as beneficiary (as determined in accordance with GAAP) and (z) the fair market value of any Marketable Securities held by the Company and the Consolidated Subsidiaries. For the purposes of this definition, "Marketable Securities" means any debt or equity securities for which an active trading market exists and price quotations are available.

      "Transaction Documents" means this Agreement, the AI Guaranty Agreement, the Notes, and the Indemnity, Subrogation and Contribution Agreement.

      "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased under this Agreement.

      "USA Patriot Act" shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      11C. Accounting and Legal Principles, Terms and Determinations. All references in this Agreement to "GAAP" shall mean generally accepted accounting principles, as in effect in the United States from time to time; provided that if the Company notifies the Required Holders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to Paragraph 5A(i) or (ii) or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of Paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

      12. MISCELLANEOUS.

      12A. Note Payments. So long as any Purchaser shall hold any Note, the Company will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this Paragraph 12A to any Transferee which shall have made the same agreement as the Purchasers have made in this Paragraph 12A.

      12B. Expenses. The Company agrees to pay, and save you and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with (i) all document production and duplication charges and the fees and expenses of one special counsel (and any local counsel) engaged in connection with any subsequent proposed modification of, or proposed consent under, this Agreement or the Notes, whether or not such proposed modification shall be effected or proposed consent granted (but in either event only if requested by the Company), and (ii) the costs and expenses, including attorneys' fees, incurred by you or any Transferee in enforcing any rights under this Agreement or the Notes. In addition, with respect to you only, the Company agrees to pay, and save you harmless against liability for the payment of, all reasonable out-of-pocket expenses incurred by you in connection with your responding to any subpoena or other legal process or informal investigative demand issued in connection with and arising pursuant to this Agreement or the transactions contemplated hereby or by reason of your having acquired any Note (but not including any general investigation or proceeding involving your investments or activities generally), including without limitation reasonable costs and expenses incurred in any bankruptcy case. The obligations of the Company under this Paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein and the payment of any Note.

      12C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by them, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the stated maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $10,000,000 (and increments of $1,000,000 in excess thereof), except as may be necessary to (i) reflect any principal amount not evenly divisible by $1,000,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes. The Company shall keep, at the Company's principal office, a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees; provided, however, that Notes shall not be transferred to a Competitor, and the Company shall not be required to re-register any transfer of Notes to a Competitor. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      12E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfers permitted hereunder, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person (other than a Competitor) on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

      12F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

      12G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      12H. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to it at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at c/o Albany International Corp., 1373 Broadway, Albany, New York 12204, Attention: Chief Financial Officer, Fax number (518) 447-6575, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Paragraph 12H will be deemed given only when actually received or refused.

      12I. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

      12J. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

      12K. Consent to Jurisdiction; Waiver of Immunities. The Company and each of the Guarantors irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, and the Company and each of the Guarantors hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal Court. The Company and Guarantors each consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in this Paragraph 12K by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Paragraph 12H or at such other address of which such holder shall then have been notified pursuant to said paragraph. The Company and each Guarantor agree that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. The Company and each of the Guarantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Paragraph 12K shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by law or affect the right of any holder of the Notes to bring any action or proceeding against the Company or any of the Guarantors or its property in the courts of any other jurisdiction. To the extent that the Company or any Guarantor has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this agreement.

      12L. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12M. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      12N. Counterparts. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument.

      12O. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holders to prohibit (through equitable action or otherwise) the taking of any action by the Company or any Subsidiaries which would result in an Event of Default or Default.

      12P. WAIVER OF JURY TRIAL. THE COMPANY AND THE GUARANTORS AND THE HOLDERS OF THE NOTES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, ANY OTHER TRANSACTION DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE HOLDERS OF THE NOTES, THE COMPANY AND GUARANTORS EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE HOLDERS OF THE NOTES, THE COMPANY AND GUARANTORS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      12Q. Independent Investigation. Each Purchaser has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Notes shall have any duty or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

      Please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company, the Guarantors party hereto and each Purchaser.

                                    Very truly yours,

                                    ALBANY INTERNATIONAL CORP.

                                    By: /s/ Michael C. Nahl
                                        ----------------------------------------
                                        Title: Executive Vice President & CFO

                                    ALBANY INTERNATIONAL HOLDINGS
                                    TWO, INC., as a Guarantor

                                    By: /s/ David C. Michaels
                                        ----------------------------------------
                                        Title: Vice President & Assistant
                                               Secretary

                                    ALBANY INTERNATIONAL TECHNIWEAVE, INC.,
                                    as a Guarantor

                                    By: /s/ Michael C. Nahl
                                        ----------------------------------------
                                        Title: Vice President & Assistant
                                               Secretary

                                    ALBANY INTERNATIONAL RESEARCH CO.,
                                    as a Guarantor

                                    By: /s/ Charles J. Silva, Jr.
                                        ----------------------------------------
                                        Title: Vice President, Asst. Treasurer &
                                               Asst. Secretary

                                    GESCHMAY CORP., as a Guarantor

                                    By: /s/ David C. Michaels
                                        ----------------------------------------
                                         Title: Vice President & Assistant
                                                Secretary

                                    BRANDON DRYING FABRICS, INC., as a Guarantor

                                    By: /s/ David C. Michaels
                                        ----------------------------------------
                                        Title: Vice President & Assistant
                                               Secretary

                                    GESCHMAY WET FELTS, INC., as a Guarantor

                                    By: /s/ David C. Michaels
                                        ----------------------------------------
                                        Title: Vice President & Assistant
                                               Secretary

                                    GESCHMAY FORMING FABRICS CORP.,
                                    as a Guarantor

                                    By: /s/ David C. Michaels
                                        ----------------------------------------
                                        Title: Vice President & Assistant
                                               Secretary

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By: /s/ Christopher Carey
-------------------------
    Vice President

THE PRUDENTIAL LIFE INSURANCE
 COMPANY, LTD.

By: Prudential Investment Management (Japan),
    Inc., as Investment Manager
    By: Prudential Investment Management, Inc.,
        as Sub-Adviser

    By: /s/ Christopher Carey
        ---------------------
            Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By: Prudential Investment Management (Japan),
    Inc., as Investment Manager
    By: Prudential Investment Management, Inc.,
        as Sub-Adviser

    By: /s/ Christopher Carey
        ---------------------
            Vice President

SECURITY BENEFIT LIFE INSURANCE
  COMPANY, INC.

By: Prudential Private Placement Investors,
    L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
    (as its General Partner)

    By: /s/ Christopher Carey
        ---------------------
            Vice President

                               PURCHASER SCHEDULES

                                                                                     Aggregate
                                                                                     Principal
                                                                                     Amount of
                                                                                     Notes to be                   Note
                                                                                     Purchased                 Denomination(s)
                                                                                     ---------                 ---------------
THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA                                                                             $101,000,000                 $84,000,000
                                                                                                                 $17,000,000

Pro Rata Share
of Structuring Fee: $16,800.00 in respect of the First Note
                    $3,400.00 in respect of the Second Note


(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      Account No.: P86188 (please do not include spaces)
      Account Name: Prudential Managed Portfolio (in the case of payments on account of the Note originally issued in the principal amount of $84,000,000) (the
      "First Note")

      Account No.: P86189 (please do not include spaces)
      Account Name: The Prudential - Privest Portfolio (in the case of payments on account of the Note originally issued in the principal amount of $17,000,000) (the
      "Second Note")

      JPMorgan Chase Bank
      New York, NY
      ABA No.: 021-000-021

      Each such wire transfer shall set forth the name of the Company, a reference to "5.34% Senior Notes due
      October 25, 2017, PPN ____, INV ___", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)   Address for all notices relating to payments:

      The Prudential Insurance Company of America
      c/o Investment Operations Group
      Gateway Center Two, 10th Floor
      100 Mulberry Street
      Newark, NJ 07102-4077
      Attention:  Manager, Billings and Collections

(3)   Address for all other communications and notices:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      1114 Avenue of the Americas, 30th Floor
      New York, New York  10036
      Attention:  Managing Director
      Tel:     212-626-2060
      Fax:     212-626-2077

(4)   Recipient of telephonic prepayment notices:

      Manager, Trade Management Group
      Telephone:   (973) 367-3141
      Facsimile:    (800) 224-2278

(5)   Address for Delivery of Notes:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Three Gateway Center, 18th Floor
      100 Mulberry Street
      Newark, NJ  07102
      Attention:  Philip Corsello, Esq.

(6)   Tax Identification No.: 22-1211670

                                                                                Aggregate Principal
                                                                                  Amount of Notes                 Note
                                                                                   to be Purchased            Denomination(s)
                                                                                -------------------           ---------------

      THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.                                    $15,000,000                 $15,000,000

      Pro Rata Share of Structuring Fee: $3,000.00

(1) All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      JPMorgan Chase Bank
      New York, NY
      ABA No.:  021-000-021
      Account No.:  304243809
      Account Name:  The Prudential Life Insurance Company, Ltd.

      Each such wire transfer shall set forth the name of the Company, a reference to "5.34% Senior Notes due
      October 25, 2017, Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2) All payments, other than principal, interest or Yield-Maintenance Amount (e.g., the Structuring Fee), on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      JPMorgan Chase Bank
      New York, NY
      ABA No. 021-000-021
      Account No. 304199036
      Account Name:  Prudential International Insurance Service Co.

      Each such wire transfer shall set forth the name of the Company, a reference to "5.34% Senior Notes due
      October 25, 2017, Security No. INV_____, PPN _____" and the due date and application (e.g., type of fee) of the payment being made.

(3)   Address for all notices relating to payments:

      The Prudential Life Insurance Company, Ltd.
      2-13-10, Nagatacho
      Chiyoda-ku, Tokyo 100-0014, Japan
      Telephone:  81-3-5501-5190
      Facsimile:   81-03-5501-5037
      E-mail:  osamu.egi@prudential.com
      Attention:  Osamu Egi, Team Leader of Financial Reporting
                  Team

(4)   Address for all other communications and notices:

      Prudential Capital Group
      Gateway Center 3, 18th Floor
      100 Mulberry Street
      Newark, NJ 07102
      Attention:  Albert Trank, Managing Director
      Telephone:  (973) 802-8608
      Facsimile:   (973) 367-3234
      E-mail:  albert.trank@prudential.com

(5)   Address for Delivery of Notes:

      Send physical security by nationwide overnight delivery service to:

      c/o Prudential Capital Group
      Three Gateway Center, 18th Floor
      100 Mulberry Street
      Newark, NJ  07102
      Attention:  Philip Corsello, Esq.

(6)   Tax Identification No.: 00544574

                                                                                Aggregate Principal
                                                                                  Amount of Notes                  Note
                                                                                  to be Purchased              Denomination(s)
                                                                                -------------------            ---------------
      GIBRALTAR LIFE INSURANCE CO., LTD.                                             $30,000,000                 $30,000,000

      Pro Rata Share of Structuring Fee:  $6,000.00

(1) All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      JPMorgan Chase Bank
      New York, NY
      ABA No.:  021-000-021
      Account No.:  P86246 (please do not include spaces)
      Account Name:  Gibraltar Private

      Each such wire transfer shall set forth the name of the Company, a reference to "5.34% Senior Notes due
      October 25, 2017, Security No. INV_____, PPN _____" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2) All payments, other than principal, interest or Yield-Maintenance Amount (e.g., Structuring Fee) , on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      JPMorgan Chase Bank
      New York, NY
      ABA No. 021-000-021
      Account No. 304199036
      Account Name: Prudential International Insurance Service
                    Company

      Each such wire transfer shall set forth the name of the Company, a reference to "5.34% Senior Notes due
      October 25, 2017, Security No. INV_____, PPN _____" and the due date and application (e.g., type of fee) of the payment being made.

(3)   Address for all notices relating to payments:

      The Gibraltar Life Insurance Co., Ltd.
      2-13-10, Nagatacho
      Chiyoda-ku, Tokyo 100-8953, Japan
      Telephone: 81-3-5501-6680
      Facsimile: 81-3-5501-6432
      E-mail:  yoshiki.saito@gib-life.co.jp
      Attention: Yoshiki Saito, Vice President of Investment
                 Operations Team

(4)   Address for all other communications and notices:

      Prudential Capital Group
      Gateway Center 3, 18th Floor
      100 Mulberry Street
      Newark, NJ 07102
      Attention: Albert Trank, Managing Director
      Telephone: (973) 802-8608
      Facsimile: (973) 367-3234
      E-mail: albert.trank@prudential.com

(5)   Address for Delivery of Notes:

      Send physical security by nationwide overnight delivery service to:
      c/o Prudential Capital Group
      Three Gateway Center, 18th Floor
      100 Mulberry Street
      Newark, NJ 07102
      Attention: Philip Corsello, Esq.

(6)   Tax Identification No.: 98-0408643

                                                                                Aggregate Principal
                                                                                   Amount of Notes                  Note
                                                                                   to be Purchased              Denomination(s)
                                                                                -------------------             ---------------
      SECURITY BENEFIT LIFE INSURANCE COMPANY, INC.                                   $4,000,000                   $4,000,000

      Notes/Certificates to be registered in the name of:
      UMBTRU&CO

      Pro Rata Share of Structuring Fee: $800.00

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      UMB Bank N.A.
      ABA No.: 101000695
      Account Name: Trust Operations
      Account No.:  9870161974
      Reference: Security Benefit Life Ins. Co. Acct. #126139.1

      Each such wire transfer shall set forth the name of the Company, a reference to "5.34% Senior Notes due
      October 25, 2017, PPN ____" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2) All notices of payments and written confirmations of such wire transfers:

      UMB Bank
      928 Grand Blvd., 10th Floor
      Kansas City, MO 64106
      Attention:  Mike Ortiz

(3)   Address for all other communications and notices:

      Prudential Private Placement Investors, L.P.
      Gateway Center 3, 18th Floor
      100 Mulberry Street
      Newark, NJ 07102
      Attention:  Albert Trank, Managing Director
      Telephone:  (973) 802-8608
      Facsimile:   (973) 367-3234

(4)   Address for Delivery of Notes:

      (a) Send physical security by nationwide overnight delivery service to:

            Bingham McCutchen LLP
            One State Street
            Hartford, CT  06103
            Attention:  Nicole M. Pappa
            Phone:  860-240-2834

      (b) Send copy by nationwide overnight delivery service to:

            Prudential Capital Group
            Three Gateway Center, 18th Floor
            100 Mulberry Street
            Newark, NJ  07102
            Attention:  Philip Corsello, Esq.

(5)   Tax Identification No.: 43-6295832

                                                                       EXHIBIT A
                                                                       ---------

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION  EXEMPT FROM REGISTRATION UNDER
SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND FROM ANY APPLICABLE STATE SECURITIES LAWS.

                                 [FORM OF NOTE]

                           ALBANY INTERNATIONAL CORP.

                     5.34% SENIOR NOTE DUE OCTOBER 25, 2017

No. R-__                                                        October __, 2005
$ _________

      FOR VALUE RECEIVED, the undersigned, ALBANY INTERNATIONAL CORP., a corporation organized and existing under the laws of the State of Delaware (herein the "Company"), hereby promises to pay to _____________________________, or registered assigns, the principal sum of ______________________________ DOLLARS on __________________, _________, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 5.34% per annum from the date hereof, payable quarterly on the 25th day of January, April, July and October in each year, commencing with the January 25th , next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 7.34%.

      Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of the Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement and Guaranty, dated as of October 25, 2005 (herein called the "Agreement"), among the Company, the Guarantors party thereto and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

      This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

      In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

      This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

                                                      ALBANY INTERNATIONAL CORP.

                                                      By:  _____________________
                                                      Its: _____________________

                                                                       EXHIBIT B
                                                                       ---------

                      [FORM OF GUARANTOR JOINDER AGREEMENT]

GUARANTOR JOINDER AGREEMENT, dated as of ___________________, ______, made by [Name and Jurisdiction of New Guarantor] (the "New Guarantor"), in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and the other Purchasers party to, and holders and Transferees of Notes issued pursuant to, the Note Agreement referred to below (collectively with their respective successors and assigns, the "Holders"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Note Agreement referred to below.

      WHEREAS, Albany International Corp., a Delaware corporation (the "Company"), and certain Guarantors described therein on the one hand, and the Holders, on the other hand, are parties to that certain Note Agreement and Guaranty, dated as of October __, 2005 (herein, as amended, supplemented and modified from time to time, called the "Note Agreement");

      WHEREAS, pursuant to Paragraph 5M of the Note Agreement, the Company covenants that the Guaranty Requirement shall be satisfied at all times by, inter alia, executing and delivering to the Holders a Guarantor Joinder Agreement

      WHEREAS, the New Guarantor is a member of an affiliated group of companies that includes the Company and Guarantors under the Note Agreement; the proceeds of the issue and sale of Notes under the Note Agreement will in part benefit the Company and Guarantors (including the New Guarantor) in the operation of their respective businesses; and the Company and Guarantors (including the New Guarantor) are engaged in related businesses, and the Company and each such Guarantor (including the New Guarantor) derived and will derive substantial direct and indirect benefits from the issue and sale of Notes under the Note Agreement; and

      WHEREAS, the New Guarantor has agreed to execute this Guarantor Joinder Agreement to become a party to, and Guarantor under, the AI Guaranty Agreement;

      NOW, THEREFORE, IT IS AGREED:

1. Note Agreement. By executing and delivering this Guarantor Joinder Agreement, the New Guarantor, as provided in the Note Agreement, hereby becomes a party to the AI Guaranty Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder and under the AI Guaranty Agreement. The New Guarantor hereby represents and warrants that each of the representations and warranties of the Guarantors contained in Paragraph 8 of the Note Agreement is true and correct with respect to such New Guarantor on and as of the date hereof (after giving effect to this Guarantor Joinder Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS GUARANTOR JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the undersigned has caused this Guarantor Joinder Agreement to be duly executed and delivered to the Holders as of the date first above written.

                                                     [NAME OF NEW GUARANTOR]

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                                                     EXHIBIT C-1
                                                                     -----------

                          [FORM OF OPINION OF COMPANY'S
                        AND GUARANTORS' SPECIAL COUNSEL]

                        [Letterhead of ________________]

                                                               [Date of Closing]

[Names and addresses
 of Purchasers]

Ladies and Gentlemen:

      We have acted as counsel for Albany International Corp., a Delaware corporation (the "Company") and [List of Guarantors] (collectively, the "Guarantors;" and together with the Company hereinafter referred to as the "AI Parties")) in connection with the Note Agreement and Guaranty, dated as of October __, 2005, among the Company, the Guarantors party thereto and you (the "Note Agreement"), pursuant to which the Company has have issued to you today its 5.34% Senior Notes due October __, 2017 in the aggregate principal amount of $150,000,000. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in Paragraph [3A(ii)] of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

      In this connection, we have examined such certificates of public officials, certificates of officers of the AI Parties and copies certified to our satisfaction of corporate documents and records of the AI Parties and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the AI Parties with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in Paragraph 9A of the Note Agreement.

      Based on the foregoing, it is our opinion that:

      1. The Note Agreement constitutes valid obligations of the AI Parties, legally binding upon and enforceable against the AI Parties in accordance with its respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      2. The Notes are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

      4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      5. The offering, issuance and the sale of the Notes to the Purchasers pursuant to the Note Agreement do not, and the performance by each AI Party of its respective obligations in the Note Agreement will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the States of New York or Delaware [Other jurisdictions of organization] that in our experience would be normally applicable to general business entities with respect to such offering, issuance, sale and performance pursuant to any applicable law (including any securities or Blue Sky law), statute, rule or regulation, order, judgment or decree to which the AI Parties or any of their Subsidiaries is a party or otherwise subject.

                                                 Very truly yours,

                                                                     EXHIBIT C-2
                                                                     -----------

                          [FORM OF OPINION OF COMPANY'S
                        AND GUARANTORS' IN-HOUSE COUNSEL]

                        [Letterhead of ________________]

                                                        [Date of Closing]

[Names and addresses
 of Purchasers]

Ladies and Gentlemen:

      We have acted as counsel for Albany International Corp., a Delaware corporation (the "Company") and [List of Guarantors] (collectively, the "Guarantors;" and together with the Company hereinafter referred to as the "AI Parties")) in connection with the Note Agreement and Guaranty, dated as of October __, 2005, among the Company, the Guarantors party thereto and you (the "Note Agreement"), pursuant to which the Company has have issued to you today its 5.34% Senior Notes due October __, 2017 in the aggregate principal amount of $150,000,000. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in Paragraph [3A(ii)] of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

      In this connection, we have examined such certificates of public officials, certificates of officers of the AI Parties and copies certified to our satisfaction of corporate documents and records of the AI Parties and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the AI Parties with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in Paragraph 9A of the Note Agreement.

      Based on the foregoing, it is our opinion that:

      1. Each AI Parties is a corporation duly organized and validly existing in good standing under the laws of the State of its incorporation.

      2. The Note Agreement has been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the AI Parties.

      3. The Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company.

      4. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and the sale of the Notes and fulfillment of an compliance with the respective provisions of the Note Agreement and the Notes will not (a) conflict with, result in a breach of or constitute a default under (i) the organizational documents or by-laws of any AI Party or, to the best of my knowledge, the provisions of any material agreement or material instrument to which any AI Party is a party or by which any of them or any of their respective assets is or may be bound, or (ii) to my knowledge, any order or decree of any court or government agency or instrumentality, or (b) to my knowledge, result in the creation of an imposition of any Lien upon, or with respect to, any property or assets now owned by any AI Party.

                                                   Very truly yours,

                                                                       EXHIBIT D
                                                                       ---------

                      [FORM OF INDEMNIFICATION, SUBROGATION
                           AND CONTRIBUTION AGREEMENT]

INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of October __, 2005, among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), each Subsidiary of the Company listed on Schedule I hereto or becoming a party hereto as provided in Section 12 (the "Subsidiary Guarantors") and each Purchaser party to the Note Agreement referred to below (together with their successors and assigns, the "Purchasers").

      Reference is made to the Note Agreement and Guaranty, dated as of October __, 2005, among the Company, the Subsidiary Guarantors and the original Purchasers named in the Purchaser Schedule attached thereto (as the same may be amended, modified and supplemented from time to time, the ("Note Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Agreement.

      The Company has agreed to sell the Notes to each original Purchaser and, subject to the terms and conditions in the Note Agreement, each Purchaser has agreed to purchase its portion of the Notes from the Company. The Guarantors have guaranteed the Notes and other Guarantied Obligations under the Note Agreement and other Transaction Documents pursuant to the AI Guaranty Agreement. The obligations of the original Purchasers to purchase the Notes is conditioned on, among other things, the execution and delivery by the Company and the Guarantors of an agreement in the form hereof.

      Accordingly, the Company, each Guarantor and each Purchaser agree as follows:

      SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3 below), the Company agrees that in the event a payment shall be made by any Guarantor under the AI Guaranty Agreement, the Company shall indemnify such Guarantor for the full amount of such payment, and the Company shall be subrogated to the rights of the Guarantor to whom such payment shall have been made to the extent of such payment.

      SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3 below) that, in the event a payment shall be made by any other Guarantor under the AI Guaranty Agreement and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Company, as provided in Section 1 above, each Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof or on the date on which enforcement is being sought, whichever is greater, and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12 below, the date of the Supplement hereto executed and delivered by such Guarantor) or on the date on which enforcement is being sought, whichever is greater; provided that, notwithstanding the foregoing, any Guarantor that is a Foreign Subsidiary shall indemnify the Claiming Guarantor only to the extent that the Claiming Guarantor made a payment with respect to an obligation of a direct or indirect subsidiary of such Foreign Subsidiary (and such Foreign Subsidiary shall not have any liability whatsoever with respect to any payment made by a Claiming Guarantor which is either the Company or any Domestic Subsidiary). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section shall be subrogated to the rights of such Claiming Guarantor under
Section 1 above to the extent of such payment.

      SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, effective upon any payment made by a Guarantor under the AI Guaranty, all rights of the Guarantors under Sections 1 and 2 hereof in relation to such payment, and all other rights of indemnity, contribution or subrogation under applicable law or otherwise relating thereto shall become fully subordinated to the indefeasible payment in full in cash of the Guarantied
Obligations; provided however, that, such subordination shall only arise and apply while an Event of Default is continuing; and provided further, that, to the extent such rights are also governed by provisions under the "Subsidiary Guarantee Agreement" or "Indemnity, Subrogation and Contribution Agreement" (each, used in this paragraph as defined in the Revolving Credit Agreement), they shall be deemed to be excluded from this first sentence of this Section 3 to the extent necessary to avoid characterization of this clause as a prohibited Lien under the terms of the Revolving Credit Agreement (but only to the extent not otherwise permitted thereunder). No failure on the part of the Company or any Guarantor to make the payments required by Sections 1 and 2 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations under the AI Guaranty Agreement, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under the AI Guaranty Agreement.

      SECTION 4. Termination. This Agreement (a) shall, subject to clause (b) below, terminate when all the Guarantied Obligations have been indefeasibly paid in full in cash and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guarantied Obligation is rescinded or must otherwise be restored by any Purchaser or any Guarantor upon the bankruptcy or reorganization of the Company, any Guarantor or otherwise. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the AI Guaranty Agreement in accordance with such AI Guaranty Agreement and the Note Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

      SECTION 5. GOVERNING LAW. THIS AGREEEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      SECTION 6. Waivers: Amendment. (a) No failure or delay of any Purchaser in exercising any right or power hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. All rights and remedies hereunder are cumulative and are not exclusive of any rights or remedies otherwise provided by law. No waiver of any provision of this Agreement or consent to any departure by any party hereto therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose of which given.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Holders, the Company and the Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Note Agreement.

      SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Note Agreement and addressed as specified therein.

      SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party permitted hereby; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. None of the Company or the Guarantors may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (except in connection with any transaction permitted by the Note Agreement), and any such attempted assignment or transfer shall be null and void.

      SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Company and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Purchasers and each other Guarantor and shall survive the execution and delivery of this Agreement, and the purchase and sale of the Notes, and shall continue in full force and effect as long as the principal of or any accrued interest on any Notes or any fee or any other amount payable under the Note Agreement, this Agreement or any other Transaction Document is outstanding and unpaid.

      (b) In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 10. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. This Agreement shall become effective with respect to any Guarantor when a counterpart hereof bearing the signature of such Guarantor shall have been delivered to the Required Holders and a counterpart hereof shall have been executed by the Required Holders and the Company. This Agreement shall become effective with respect to the Company upon effectiveness of the Note Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 11. Rules of Interpretation. The rules of interpretation specified in paragraphs 11A, 11B and 11C of the Note Agreement shall be applicable to this Agreement.

      SECTION 12. Additional Guarantors. Pursuant to Paragraph 5M of the Note Agreement, certain additional Subsidiaries may be required under the terms of the Note Agreement from time to time to enter into this Agreement as Guarantors. Upon execution and delivery by the Required Holders and a Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of such instrument shall not require the consent of the Company or any Guarantor hereunder. The rights and obligations of the Company and each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

      SECTION 13. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York and sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against any Guarantor or its properties in the courts of any jurisdiction.

      (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted to law.

      SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                         ALBANY INTERNATIONAL CORP.

                                         By: ___________________________________
                                             Title:

                                         ALBANY INTERNATIONAL HOLDINGS TWO, INC.

                                         By: ___________________________________
                                             Title:

                                         ALBANY INTERNATIONAL TECHNIWEAVE, INC.

                                         By: ___________________________________
                                             Title:

                                         ALBANY INTERNATIONAL RESEARCH CO.

                                         By: ___________________________________
                                             Title:

                                         GESCHMAY CORP.

                                         By: ___________________________________
                                             Title:

                                         BRANDON DRYING FABRICS, INC.

                                         By: ___________________________________
                                             Title:

                                         GESCHMAY WELT FELTS, INC.

                                         By: ___________________________________
                                             Title:

                                         GESCHMAY FORMING FABRICS CORP.

                                         By: ___________________________________
                                             Title:

                                         THE PRUDENTIAL INSURANCE COMPANY OF
                                         AMERICA

                                         By: ___________________________________
                                             Vice President

                                    THE PRUDENTIAL LIFE INSURANCE
                                      COMPANY, LTD.
                                    By: Prudential Investment Management
                                        (Japan), Inc., as Investment Manager
                                        By: Prudential  Investment  Management,
                                            Inc.,
                                            as Sub-Adviser

                                        By: ________________________
                                                 Vice President

                                    GIBRALTAR LIFE INSURANCE CO., LTD.
                                    By: Prudential  Investment  Management
                                        (Japan), Inc., as Investment Manager
                                         By: Prudential  Investment  Management,
                                             Inc.,
                                             as Sub-Adviser

                                        By: _________________________
                                                Vice President

                                    SECURITY BENEFIT LIFE INSURANCE
                                      COMPANY, INC.
                                        By: Prudential   Private  Placement
                                        Investors, L.P. (as Investment Advisor)
                                        By: Prudential Private Placement
                                        Investors, Inc. (as its General Partner)

                                        By: ___________________________
                                                Vice President

                                                                 SCHEDULE I
                                      TO EXHIBIT D - INDEMNITY, SUBROGATION
                                                 AND CONTRIBUTION AGREEMENT

       SUBSIDIARY GUARANTORS
       ---------------------

Albany International Holdings Two, Inc.
Albany International Techniweave, Inc.
Albany International Research Co.
Geschmay Corp.
Brandon Drying Fabrics, Inc.
Geschmay Welt Felts, Inc.
Geschmay Forming Fabrics Corp.

                                                                      ANNEX I TO
                                              EXHIBIT D - INDEMNITY, SUBROGATION
                                                      AND CONTRIBUTION AGREEMENT

      SUPPLEMENT NO. [ ] dated as of [ ], 200[ ] to the INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of October __, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), each Subsidiary of the Company listed on
Schedule I thereto or becoming a party thereto as provided in Section 12 thereof (the "Subsidiary Guarantors") and each Purchaser party to the Note Agreement referred to below (together with their successors and assigns the "Purchasers").

      Reference is made to Note Agreement and Guaranty, dated as of October __, 2005, among the Company, the Guarantors party thereto and the original Purchasers named in the Purchaser Schedule attached thereto (as the same may be amended, modified and supplemented from time to time, the ("Note Agreement"). Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Note Agreement and the Indemnity, Subrogation and Contribution Agreement.

      The Company, the Guarantors and the Purchasers have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the original Purchasers to purchase the Notes. Pursuant to paragraph 5M of the Note Agreement, certain additional Subsidiaries may be required under the terms of the Note Agreement from time to time to enter into the Indemnity, Subrogation and Contribution Agreement as Guarantors. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Note Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement as consideration for the prior purchase and sale of the Notes previously issued.

      Accordingly, the Required Holders and the New Guarantor agree as follows:

      SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Guarantor represents and warrants to the Required Holders and the other beneficiaries of the AI Guaranty Agreement that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Required Holders shall have received a counterpart of this Supplement that bears the signature of the New Guarantor and the Required Holders have executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

      SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      SECTION 6. In the event that any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7. All  communications  and notices  hereunder shall be in writing
and  given  as  provided  in  Section  7  of  the  Indemnity,   Subrogation  and
Contribution Agreement.

      SECTION 8. The New Guarantor agrees to reimburse the Required Holders for their out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Required Holders.

      IN WITNESS  WHEREOF,  the New Guarantor and the Required Holders have duly
executed  this  Supplement  to  the  Indemnity,   Subrogation  and  Contribution
Agreement as of the day and year first above written.

                                                     [NAME OF NEW GUARANTOR]

                                                 By: ___________________________
                                                              Name:
                                                              Title:

                                                     [REQUIRED HOLDERS]

                                                 By: ___________________________
                                                              Name:
                                                              Title:

                                   SCHEDULE 1A
                                   -----------

                     Albany International Holdings Two, Inc.
                     Albany International Techniweave, Inc.
                        Albany International Research Co.
                                 Geschmay Corp.
                          Brandon Drying Fabrics, Inc.
                            Geschmay Wet Felts, Inc.
                         Geschmay Forming Fabrics Corp.

                                   SCHEDULE 6A
                                   -----------

Subsidiary Indebtedness existing as of January 8, 2004                 Amount(1)
------------------------------------------------------                 ---------

Wurttembergische Filztuchfabrik D. Geschmay GmbH

         Short and Medium-Term Borrowings from Local Banks            $1,300,000

Albany Door Systems AB (including Subsidiaries)

         Short- and Medium-Term Borrowings from Local Banks             $200,000

Albany Nordiskafilt Kabushiki Kaisha

         Short- and Medium-Term Borrowings from Local Banks           $5,600,000

Albany International Pty. Ltd.

         Short- and Medium-Term Borrowings from Local Banks              $37,000

Albany International Canada Corp.

         Short- and Medium-Term Borrowings from Local Banks              $38,000

Albany International France S.A.S.

         Finance Lease of premises in Gond Pontouvre w/Batimap        $5,025,000

----------
(1)   Dollar amounts are converted from local currencies.

                                   SCHEDULE 6B
                                   -----------

Existing Liens
--------------

Wurttembergische Filztuchfabrik D. Geschmay GmbH

Mortgage on real property to secure borrowings disclosed in Schedule 6.01, in an amount not to exceed Euro 5,133,000.

                                   SCHEDULE 6D
                                   -----------

Beier Albany & Co.

The Company has a 50% interest in a South African business enterprise in the Company's core business of papermachine clothing and industrial fabrics. This enterprise was originally organized in 1978 as a partnership, and is now conducted through a corporation with 50/50 ownership. The Company's decision to conduct business in South Africa in this way arose due to the advantages of having an established local business with experience operating in South Africa. The Company and its other subsidiaries engage in intercompany sales and other transactions with Beier Albany to the same extent as they would any wholly-owned subsidiary. The other 50% interest is owned by an entity controlled by members of the Beier family who, apart from their ownership of this interest, are not, to the Company's best knowledge, Affiliates of the Company.

Spectra Systems Corporation (SSC)

The Company made an investment of approximately $4 million in 1997 in this entity, which is engaged in the development of textiles using dispersed laser technology. At the same time, the Company entered into an exclusive supply arrangement pursuant to which SSC is obligated to purchase all of its monofilament or textile products from the Company, and to pay certain royalties to the Company on sales of SSC products that incorporate materials supplied by the Company. SSC also granted to the Company an exclusive license to use SSC products in papermachine clothing and related products. In addition, the Company's subsidiary, Albany International Research Co., provides research and technical support to SSC. The remaining interests of SSC are not, to the Company's best knowledge, held by Affiliates of the Company.

Nevo Cloth Ltd.

Albany Nordiskafilt AB, the Company's principal Swedish subsidiary, established a 50/50 equity joint venture with a local Russian partner to gain a manufacturing presence in Russia in the Company's core papermachine clothing business. Albany Nordiskafilt supplies papermachine clothing and related products to this entity for resale to customers in Russia. The other shareholder is not, to the Company's best knowledge, an Affiliate of the Company.

Loading Bay Specialists Limited

The Company made an investment of approximately $2,025,000 to acquire a 49.9% interest in a distributor of high-performance industrial doors in England, where the Company's door products did not have the same level of penetration as in other European markets. The Company sells high-performance doors and related products to this entity for resale in the U.K. The other shareholder is not, to the Company's best knowledge, an Affiliate of the Company.

Albany International Receivables Corp. (AIRC)

During 2001, the Company entered into a program to sell a portion of its North American accounts receivable to AIRC, with no recourse. The accounts receivable are sold on an ongoing basis to AIRC, a qualified special purpose entity which, in accordance with GAAP, is not consolidated in the Company's financial statements. The agreements pursuant to which receivables are sold have been filed with the SEC as exhibits to the Company's Exchange Act reports.

                                   SCHEDULE 6G
                                   -----------

Existing Investments

i.    Albany International Corp. and Subsidiaries

 Beier Albany & Co. Ltd.                                     50% ownership of ordinary shares

 Spectra Systems Corporation                                 1,777,778 shares Series C Preferred, $0.01
 (Delaware)                                                  par value (<20%)

 Loading Bay Specialists Limited                             4,999 ordinary shares
 (England and Wales)

 Nevo Cloth Ltd. (Russia)                                    50% equity ownership

 Ichikawa Ltd. (Japan)                                       300,000 shares Common Stock

 Parco Scientifico Technlogico di Venezia s.c.a.r.l.         176 quotas valued at ITL 17,600,000
                                                             (approx. US$ 9,800)

 Albany International Receivables Corp.                      100% ownership of equity; loan from Albany
                                                             International Canada Corp. of CAD 5,300,000

 Albany International AB(2)                                  Surety Bond, dated May 25, 1994, by Albany
                                                             International Corp. for the benefit of
                                                             Forsakringsbolaget Pensionsgaranti, securing the
                                                             obligations of Albany International AB under certain
                                                             insurance policies relating to the pension obligations
                                                             of Albany International AB to employees in Sweden
                                                             (approximately 168,000,000 Swedish kroner)

 Albany International Germany Holding(1)                     Guaranty by Albany International Corp. in favor of
                                                             Deutsche Bank of borrowings by Albany International
                                                             Germany Holding of Euro 714,889 (approximately US$
                                                             860,000)

----------
(2)   Wholly-owned subsidiaries of Albany International Corp.

ii.   Subsidiaries

             Affiliate                Direct Subsidiary of        Guarantors     Country of                  Jurisdiction of
                                                                                Incorporation                 Incorporation
----------------------------------------------------------------------------------------------------------------------------
          47 Albany Troy Road       Albany International Corp.                  United States                     New York
                  Corporation
        AI (Switzerland) GmbH     Albany International Holding                    Switzerland                  Switzerland
                                              (Switzerland) AG
      Albany Door Systems A/S         Albany Door Systems GmbH                        Denmark                      Denmark
       Albany Door Systems AB     Albany International Holding                         Sweden                   Norrkoping
                                                            AB
       Albany Door Systems AG           Albany Door Systems AB                    Switzerland                       Zurich
     Albany Door Systems B.V.           Albany Door Systems AB                    Netherlands                       Dieren
     Albany Door Systems GmbH          Albany International BV                        Germany                      Germany
     Albany Door Systems GmbH           Albany Door Systems AB                        Austria                     Sierning
                    (Austria)
 Albany Door Systems S.A.R.L.           Albany Door Systems AB                         France                     Selestat
Albany Door Systems Sp. zo.o.       Albany International Corp.                         Poland                       Poland
          Albany Dritek Corp.       Albany International Corp.                  United States                     New York
     Albany Felt Company Inc.       Albany International Corp.                  United States                     New York
 Albany International (China)       Albany International Corp.                          China             Panyu, Guangdong
                    Co., Ltd.
      Albany International AB     Albany International Holding                         Sweden                     Halmstad
                                                            AB
      Albany International AS          Albany International AB                         Norway                         Oslo
    Albany International B.V.     Albany International Holding                    Netherlands                    The Hague
                                              (Switzerland) AG
  Albany International Canada            AI (Switzerland) GmbH                         Canada                  Nova Scotia
                        Corp.
   Albany International Corp.                                                   United States                     Delaware
      Albany International de             Albany International                         Mexico                       Mexico
          Mexico S.A. de C.V.             Holding  S.A de C.V.
 Albany International France,      Albany International Canada                         France                     Selestat
                       S.A.S.                            Corp.
 Albany International Germany             Albany International                        Germany                      Germany
                 Holding GmbH               Holdings Two, Inc.
    Albany International GmbH     Albany International Germany                        Germany                      Germany
                                                  Holding GmbH
 Albany International Holding             Albany International                    Switzerland                  Switzerland
             (Switzerland) AG               Holdings Two, Inc.
         Albany International     Albany International Holding                         Sweden                       Sweden
                   Holding AB                 (Switzerland) AG
 Albany International Holding       Albany International Corp.                         Mexico                       Mexico
                 S.A. de C.V.
         Albany International       Albany International Corp.       x          United States                     Delaware
           Holdings Two, Inc.

             Affiliate                Direct Subsidiary of        Guarantors     Country of                  Jurisdiction of
                                                                                Incorporation                 Incorporation
----------------------------------------------------------------------------------------------------------------------------
  Albany International Italia     Albany International Holding                          Italy                        Italy
                     S.a.r.l.                 (Switzerland) AG
  Albany International Korea,             Albany International                          Korea                 Chungjoo-shi
                         Inc.               Holdings Two, Inc.
    Albany International Ltd.     Albany International Holding                 United Kingdom               United Kingdom
                                              (Switzerland) AG
      Albany International Oy          Albany International AB                        Finland                     Helsinki
   Albany International Pty.,             Albany International                      Australia      Australian Capital Terr
                         Ltd.    HoldingsTwo, Inc.
         Albany International             Albany International                 Cayman Islands               Cayman Islands
      Receivables Corporation               Holdings Two, Inc.
         Albany International       Albany International Corp.       X          United States                     Delaware
                 Research Co.
  Albany International S.p.A.      Albany International Italia                          Italy                        Italy
                                                      S.a.r.l.
 Albany International Service     Albany International Holding                         Mexico                       Mexico
         Company S.A. de C.V.                     S.A. de C.V.
         Albany International       Albany International Corp.       X          United States                New Hampshire
            Techniweave, Inc.
 Albany International Tecidos      Albany International Canada                         Brazil              JUCESC - Public
               Tecnicos Ltda.                            Corp.                                                  Department
          Albany Nordiskafilt          Albany International AB                          Japan                        Tokyo
             Kabushiki Kaisha
     Beier Albany and Company       Albany International Corp.                   South Africa     Republic of South Africa
        (Proprietary Limited)
 Brandon Drying Fabrics, Inc.                   Geschmay Corp.       X          United States                     Delaware
Foretagshalsan Tre Hjartan AB          Albany International AB                         Sweden                     Halmstad
               Geschmay Corp.       Albany International Corp.       X          United States                     Delaware
     Geschmay Forming Fabrics                   Geschmay Corp.       X          United States                     Delaware
                        Corp.
     Geschmay Wet Felts, Inc.                   Geschmay Corp.       X          United States                     Delaware
      Loading Bay Specialists         Albany Door Systems GmbH                 United Kingdom                      Cardiff
                      Limited
     Martel Wire S.A. de C.V.     Albany International Holding                         Mexico                       Mexico
                                                  S.A. de C.V.
              Nevo-Cloth Ltd.          Albany International AB                         Russia               St. Petersburg
    Albany International S.A.          Albany International AB                   South Africa                       Durban
                   Pty., Ltd.
               SA Alfadoor NV           Albany Door Systems AB                        Belgium                      Belgium
  Transamerican Manufacturing       Albany International Corp.                  United States                     Delaware
                         Inc.
 Transglobal Enterprises Inc.       Albany International Corp.                  United States                     Delaware
             Wurttembergische     Albany International Holding                        Germany                      Germany
   Filztuchfabrik D. Geschmay                             GmbH
                GmbH & Co. KG
  Albany International (Asia)             Albany International                      Australia      Australian Capital Terr

             Affiliate                Direct Subsidiary of        Guarantors     Country of                  Jurisdiction of
                                                                                Incorporation                 Incorporation
----------------------------------------------------------------------------------------------------------------------------
                   Pty., Ltd.               Holdings Two, Inc.                                                Suzhou City,
 Albany International Applied     Albany International Holding                          China                 Zhangjiagang
 Technology (Suzhou) Company,              (Switzerland) AG
                         Ltd.

                                   SCHEDULE 8C
                                   -----------

Albany International Corp. ("Albany") is a defendant in suits brought in various courts in the United States by plaintiffs who allege that they have suffered personal injury as a result of exposure to asbestos-containing products previously manufactured by Albany. Albany's production of asbestos-containing paper machine clothing products was limited to certain synthetic dryer fabrics marketed during the period from 1967 to 1976 and used in certain paper mills. Such fabrics generally had a useful life of three to twelve months.

Albany was defending against 24,452 claims as of July 22, 2005. This compares with 25,679 such claims as of April 22, 2005, 29,411 claims as of December 31, 2004, 28,838 claims as of December 31, 2003, 22,593 claims as of December 31, 2002, 7,347 claims as of December 31, 2001, 1,997 claims as of December 31, 2000, and 2,276 claims as of December 31, 1999. These suits allege a variety of lung and other diseases based on alleged exposure to products previously manufactured by Albany.

Albany anticipates that additional claims will be filed against it and the related companies in the future but is unable to predict the number and timing of such future claims. These suits typically involve claims against from twenty to over two hundred defendants, and the complaints usually fail to identify the plaintiffs' work history or the nature of the plaintiffs' alleged exposure to Albany's products. In cases in which work histories have been provided, approximately one-third of the claimants have alleged time spent in a paper mill, and only a portion of those claimants have alleged time spent in a paper mill to which Albany is believed to have supplied asbestos-containing products.

Approximately 19,166 of the claims pending against Albany are filed in various counties in Mississippi, of which 10,424 such claims are included in only five proceedings.

Recent changes in the application of procedural rules regarding the mass joinder of numerous asbestos claims in a single proceeding against numerous defendants resulted in the dismissal during the quarter of a number of claims pending against Albany in that State. As the result of a 2004 ruling of the Mississippi Supreme Court, courts in counties throughout the State began to issue orders severing the individual claims of plaintiffs in mass joinder asbestos cases. Once severed, the courts are requiring the plaintiffs to file amended complaints which include more detailed information regarding their allegations of asbestos exposure, and have begun to dismiss or transfer improperly filed cases. As a consequence, a number of plaintiffs have already voluntarily dismissed their claims. As to the plaintiffs filing amended complaints, these cases are being transferred to the proper counties within Mississippi, or, in limited instances, are being removed to federal court. The Company expects more of the remaining claims pending in Mississippi to be dismissed, amended or transferred; and that the only claimants remaining in Mississippi at the conclusion of this process will be those who are residents of, or who allege exposure to asbestos in, that State, and whose amended complaints satisfy the requirement for specific information regarding their exposure claims.

The Company expects that only a portion of these remaining claimants will be able to demonstrate time spent in a paper mill to which Albany supplied asbestos-containing products during a period in which Albany's asbestos-containing products were in use. Based on past experience, communications from certain plaintiffs' counsel and the advice of the Company's Mississippi counsel, the Company expects the percentage of claimants with paper mill exposure in the Mississippi proceedings to be considerably lower than the total number of claims previously asserted. However, due to the fact that the effects of the mandate of the Mississippi Supreme Court may take some time to be fully realized, the Company does not believe a meaningful estimate can be made regarding the expected reduction in claims or the range of possible loss with respect to the remaining claims.

It is the position of Albany and the other paper machine clothing defendants that there was insufficient exposure to asbestos from any paper machine clothing products to cause asbestos-related injury to any plaintiff. Furthermore, asbestos contained in Albany's synthetic products was encapsulated in a resin-coated yarn woven into the interior of the fabric, further reducing the likelihood of fiber release. While the Company believes it has meritorious defenses to these claims, it has settled certain of these cases for amounts it considers reasonable given the facts and circumstances of each case. The Company's insurer, Liberty Mutual, has defended each case under a standard reservation of rights. As of July 22, 2005, the Company had resolved, by means of settlement or dismissal, 13,491 claims, and had reached tentative agreement to resolve an additional 4,563 claims reported above as pending. The total cost of resolving all 18,054 such claims was $6,081,000. Of this amount, $6,046,000, or 99%, was paid by the Company's insurance carrier. The Company has more than $130 million in confirmed insurance coverage that should be available with respect to current and future asbestos claims, as well as additional insurance coverage that it should be able to access.

Brandon Drying Fabrics, Inc.

Brandon Drying Fabrics, Inc. ("Brandon"), a subsidiary of Geschmay Corp., is also a separate defendant in most of these cases. Brandon was defending against 9,549 claims as of July 22, 2005. This compares with 9,670 such claims as of April 22, 2005, 9,985 claims as of December 31, 2004, 10,242 claims as of December 31, 2003, 11,802 claims as of December 31, 2002, 8,759 claims as of December 31, 2001, 3,598 claims as of December 31, 2000, and 1,887 claims as of December 31, 1999. The Company acquired Geschmay Corp., formerly known as Wangner Systems Corporation, in 1999. Brandon is a wholly-owned subsidiary of Geschmay Corp. In 1978, Brandon acquired certain assets from Abney Mills ("Abney"), a South Carolina textile manufacturer. Among the assets acquired by Brandon from Abney were assets of Abney's wholly-owned subsidiary, Brandon Sales, Inc. which, among other things, had sold dryer fabrics containing asbestos made by its parent, Abney. It is believed that Abney ceased production of asbestos-containing fabrics prior to the 1978 transaction. Although Brandon manufactured and sold dryer fabrics under its own name subsequent to the asset purchase, none of such fabrics contained asbestos. Under the terms of the Assets Purchase Agreement between Brandon and Abney, Abney agreed to indemnify, defend, and hold Brandon harmless from any actions or claims on account of products manufactured by Abney and its related corporations prior to the date of the sale, whether or not the product was sold subsequent to the date of the sale. It appears that Abney has since been dissolved. Nevertheless, a representative of Abney has been notified of the pendency of these actions and demand has been made that it assume the defense of these actions. Because Brandon did not manufacture asbestos-containing products, and because it does not believe that it was the legal successor to, or otherwise responsible for obligations of, Abney with respect to products manufactured by Abney, it believes it has strong defenses to the claims that have been asserted against it. In some instances, plaintiffs have voluntarily dismissed claims against it, while in others it has entered into what it considers to be reasonable settlements. As of July 22, 2005, Brandon has resolved, by means of settlement or dismissal, 7,077 claims for a total of $152,499. Brandon's insurance carriers initially agreed to pay 88.2% of the total indemnification and defense costs related to these proceedings, subject to the standard reservation of rights. The remaining 11.8% of the costs had been borne directly by Brandon. During 2004, Brandon's insurance carriers agreed to cover 100% of indemnification and defense costs, subject to policy limits and the standard reservation of rights, and to reimburse Brandon for all indemnity and defense costs paid directly by Brandon related to these proceedings.

Mount Vernon

In some of these cases, the Company is named both as a direct defendant and as the "successor in interest" to Mount Vernon Mills ("Mount Vernon"). The Company acquired certain assets from Mount Vernon in 1993. Certain plaintiffs allege injury caused by asbestos-containing products alleged to have been sold by Mount Vernon many years prior to this acquisition. Mount Vernon is contractually obligated to indemnify the Company against any liability arising out of such products. The Company denies any liability for products sold by Mount Vernon prior to the acquisition of the Mount Vernon assets. Pursuant to its contractual indemnification obligations, Mount Vernon has assumed the defense of these claims. On this basis, the Company has successfully moved for dismissal in a number of actions.

                                   ----------

While the Company does not believe, based on currently available information and for the reasons stated above, that a meaningful estimate of a range of possible loss can be made with respect to such claims, based on its understanding of the insurance policies available, how settlement amounts have been allocated to various policies, its recent settlement experience, the absence of any judgments against the Company or Brandon, the ratio of paper mill claims to total claims filed, and the defenses available, the Company currently does not anticipate any material liability relating to the resolution of the aforementioned pending proceedings in excess of existing insurance limits. Consequently, the Company currently does not anticipate, based on currently available information, that the ultimate resolution of the aforementioned proceedings will have a material adverse effect on the financial position, results of operations or cash flows of the Company. Although the Company cannot predict the number and timing of future claims, based on the foregoing factors and the trends in claims against it to date, the Company does not anticipate that additional claims likely to be filed against it in the future will have a material adverse effect on its financial position, results of operations or cash flows. However, the Company is aware that litigation is inherently uncertain, especially when the outcome is dependent primarily on determinations of factual matters to be made by juries. The Company is also aware that numerous other defendants in asbestos cases, as well as others who claim to have knowledge and expertise on the subject, have found it difficult to anticipate the outcome of asbestos litigation, the volume of future asbestos claims and the anticipated settlement values of those claims. For these reasons, there can be no assurance that the foregoing conclusions will not change.

Legislation has been introduced in the United States Senate that is intended to address asbestos litigation by creating a privately funded trust to provide compensation to persons injured as the result of exposure to asbestos. The FAIRNESS IN ASBESTOS INJURY RESOLUTION ACT OF 2005 was introduced on April 19, 2005 and approved by the Senate's Judiciary Committee on May 26, 2005. If enacted into law, the Company would be required to make payments of up to $500,000 per year for up to 30 years to the privately funded, publicly administered trust fund. The payments would not be covered by any of the Company's insurance policies. The proposed legislation remains subject to negotiation and modification in the full Senate. The Company cannot predict whether the proposed legislation will ultimately be enacted into law.

                                   SCHEDULE 8G
                                   -----------

1. Five-Year Revolving Credit Agreement, dated as of January 8, 2004, among Albany International Corp., certain banks listed therein, JP Morgan Chase Bank as the Administrative Agent, J.P. Morgan Europe Limited as the London Agent, J.P. Morgan Securities Inc. as Lead Arranger and Sole Bookrunner, Fleet National Bank and ABN AMRO Bank N.V. as Co-Syndication Agents, and Sumitomo Mitsui Banking Corp., New York, and Wachovia Bank, N.A., as Co-Documentation Agents.

2. Receivables Sale Agreement, dated as of September 28, 2001, among Albany International Corp. as the Collection Agent, Albany International Receivables Corporation as the Seller, ABN AMRO Bank N.V., as the Agent the Committed Purchasers party thereto, and Amsterdam Funding Corporation, including all Amendments thereto.

3. Purchase and Sale Agreement, dated as of September 28, 2001, among Albany International Corp., Geschmay Corp., Albany International Research Co., Albany International Techniweave, Inc., Albany International Canada Inc., M&I Door Systems Ltd., as Originators, and Albany International Receivables Corporation as Buyer, including all Amendments thereto.

4. Letter of Credit Agreement dated as of July 1, 1987, between Albany International Corp. and Norstar Bank of Upstate NY, in connection with the Rensselaer County Industrial Development Agency $10,000,000 Flexible Rate Demand Industrial Development Revenue Bonds, Series 1987, as amended by amendment dated December 1987.